UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SEACOAST BANKING CORPORATION OF FLORIDA

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Proxy Statement

2017

815 Colorado Avenue Stuart, FL 34994

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 25, 2017

3:30 p.m. Eastern Time

Seacoast Banking Corporation of Florida (“Seacoast”) will hold its 2017 Annual Meeting of Shareholders at the Founder’s Room, Orlando Science Center, 777 E. Princeton Street, Orlando, Florida, 32803, on Thursday, May 25, 2017 at 3:30 p.m. Eastern Time.

ITEMS OF BUSINESS

To vote on the following proposals:

1.	Election of Directors. To elect four Class III directors (“Proposal 1”);

2.	Ratification of Appointment of Independent Auditor. To ratify the appointment of Crowe Horwath LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2017 (“Proposal 2”);

3.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers. To hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (“Proposal 3”);

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE

You can vote if you were a shareholder of record on the close of business on March 23, 2017, with is the record date for the annual meeting. This Notice of the 2017 Annual Meeting of Shareholders and the accompanying proxy statement are sent by order of the Board of Directors.

Dennis S. Hudson, III
Chairman & Chief Executive Officer

April 6, 2017

TABLE OF

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GENERAL INFORMATION

Annual Meeting Information

Date, Time and Place: Thursday, May 25, 2017, at 3:30 P.M. Eastern Time at the Founder’s Room, Orlando Science Center, 777 E. Princeton Street, Orlando, Florida 32803. The Annual Meeting shall be referred to herein as the “Meeting” or the “Annual Meeting.”

Street Name Holders: If your shares of Seacoast common stock are held in a bank, brokerage or other institutional account (which is commonly referred to as “street name”), you are a beneficial owner of these shares, but you are not the record holder. If your shares are held in street name, you are invited to attend the Annual Meeting; however, to vote your shares in person at the meeting, you must request and obtain a power of attorney or other authority from the bank, broker or other nominee who holds your shares and bring it with you to submit with your ballot at the meeting. In addition, you may vote your shares before the meeting by phone or over the Internet by following the instructions set forth below or, if you received a voting instruction form from your brokerage firm, by mail by completing, signing and returning the form you received. Your voting instruction form will set forth whether Internet or telephone voting is available to you. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. We encourage you to record your vote through the Internet if such process is available to you.

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2017 Shareholder Meeting

Our 2017 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 (referred to collectively herein as the “proxy materials”) are available online at: www.proxyvote.com or at www.seacoastbanking.com/GenPage.aspx?IID=100425&GKP=325642.

We have mailed to certain shareholders a notice of internet availability of proxy materials on or about April 6, 2017. This notice contains instructions on how to access and review the proxy materials on the internet. The notice also contains instructions on how to submit your proxy on the internet or by phone, or, if you prefer, to obtain a paper or email copy of the proxy materials.

HOW TO CAST YOUR VOTE

You may vote common shares that you owned as of the close of business on March 23, 2017, which is the record date for the Meeting.

Your vote is important. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. By voting prior to the Meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person, even if you have previously voted by another means by revoking your proxy vote at any time prior to its exercise, pursuant to the procedures specified in “Revocation of Proxies.”

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You may vote by any of the following methods:

BY TELEPHONE: You can vote by calling the number on your proxy card or voting instruction form, or provided on the website listed on your notice.

BY INTERNET: You can vote online at www.proxyvote.com

BY MAIL: You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail in the envelope provided.

IN PERSON: You can vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy from the record holder in order to vote in person.

For telephone and internet voting, you will need the 16-digit control number included in your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

For shares held in employee plans, we must receive your voting instructions no later than 11:59 p.m. Eastern Time on May 18, 2017 (the “cut-off date”) to be counted. Otherwise, you may vote up until 11:59 P.M. Eastern Time the day before the meeting date.

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PROXY SUMMARY

Introduction

Our balanced growth strategy, which is focused on organic growth and completing value creating acquisitions in growing markets, is delivering value for our shareholders.

In this section, we summarize 2016 performance highlights and other information contained elsewhere in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2016 Annual Report on Form 10-K before you vote.

2016 Performance Highlights

Value Creation for our Shareholders

•	Seacoast continued to drive positive momentum in performance metrics, leading to sustained outperformance in total shareholder returns.

Total return combines share price appreciation and dividends paid to show the total return to the shareholder expressed as an annualized percentage.

•	Seacoast’s industry leading performance is supported by five key themes:
º	Our balanced growth strategy is working. We are meeting the needs of our customers and generating strong returns for shareholders.
º	We have a singular view of how we serve the customer, leveraging analytics to deepen and broaden relationships across all lines of business.
º	We have a deep and talented management team and experienced Board that we believe is able to execute our strategy and deliver shareholder value.
º	We have an enviable position in a strong Florida market.
º	We are only in the early innings of our balanced growth strategy and have a clear roadmap to continue to create value.

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•	Execution of our strategy in 2016 produced outstanding results:
º	Revenues increased $35.3 million year over year to $177.4 million, reflecting significant franchise growth from $142.1 million in 2015.
º	Net income improved $7.1 million to $29.2 million from $22.1 million in 2015, and fully diluted earnings per share rose 18% to 78 cents a share from 66 cents in 2015. Adjusted net income[1] surged 51% to $37.5 million from $24.9 million a year earlier, with adjusted diluted earnings per share rising 35 percent from 74 cents per share in 2015.
º	Households we serve have grown to 95,591 from 66,826 in 2013, with Orlando households now representing nearly 22% of Seacoast’s overall households served, up from 3.9% in 2013.
º	Loans climbed $723 million, or 34%, from year-ago levels, and adjusting for acquisitions, loan growth rose 18%, or $377 million. Our Accelerate commercial banking delivery platform, which we invested in four years ago, has become a significant part of our business. Also, we continue to maintain a very granular loan portfolio with modest commercial real estate exposure.
º	Our adjusted efficiency ratio[1] improved to 60.8% for fourth quarter 2016 from 69.1 percent in the fourth quarter 2015, and our adjusted return on average assets[1] increased to nearly 1 percent, at 0.99%, from 0.75% in the fourth quarter a year ago. Our adjusted return on tangible common equity[1] increased to 13.1% at year end vs. 8.5 percent in the fourth quarter of 2015.

Our balanced growth strategy combines organic growth and select strategic M&A along with prudent risk management to deliver consistent results.

•	Growth Highlights – Our balanced growth strategy has led to strong results since January 2014.
o	Household growth increased 11% organically, 44% including mergers and acquisitions
o	Deposit growth increased 19% organically, 95% including mergers and acquisitions
o	Loan growth increased 34% organically, 115% including mergers and acquisitions
o	Our focus on business banking has led to a 190% increase in business loans outstanding since the beginning of 2014
o	Our focus on deepening relationships with current customers has led to organic growth as well. Since the beginning of 2014:
•	240% increase in loan sales to current customers
•	107% increase in deposit accounts sold to current customers
•	85% increase in debit cards sold to current customers

• Mergers and Acquisitions Highlights

o	BankFIRST acquired October 2014
•	IRR exceeded internal target of 19%
•	Household growth in acquired branches = +15%
•	Customer growth highlights
o	Avg Services = +29%
o	Consumer Installment Loans = +88%

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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o	Consumer Lines of Credit = +24%
o	Debit Cards = +15%
o	Mobile Banking = +294%
o	Grand Bank acquired July 2015
•	IRR exceeded internal target of 24%
•	Household growth in acquired branches = 9%
•	Customer growth highlights
o	Avg Services = +12%
o	Debit Cards = +15%
o	Mobile Banking = +70%
o	Online Banking = +25%
o	Floridian Financial Group acquired March 2016
•	Strengthened presence in Daytona and Orlando, along attractive I-4 Corridor
•	Compelling financial metrics announced and on track
•	Approximately 20% IRR
•	Tangible book value dilution earn back of 4.2 years
•	EPS accretion of $0.02 in 2016
•	Acquisition closed and converted in March 2016
o	BMO Harris Orlando Banking Operations acquired June 2016
•	Further strengthened franchise in Orlando, including business banking
•	Compelling financial metrics announced and on track
•	IRR in excess of 20%
•	More than 6% accretive to 2016 EPS
•	Acquisition closed and converted in June 2016
o	Full impact of cost savings were realized in Q4 2016
o	Looking ahead, we anticipate further gains upon the successful integration of GulfShore Bancshares, which we expect to close during the second half of 2017.
•	Our conservative risk profile positions us well for sustainable value creation
o	While the total loan portfolio has grown by 138% since 2011, the average loan size has decreased by 42% in the same time period. We operate a granular, diversified loan portfolio.
o	The top 10 loan relationships represent 40% of total risk based capital, down by 35% since 2011
•	Our approach to Commercial Real Estate is very different than our Florida peers
•	CRE loans as a percent of total capital remain relatively flat and intentionally below Florida peers, at 200% vs 271% for our peer group as of Q3 2016.

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Our methodical transformation continues with strong evidence of success and significant implications over time.

•	Digital connectivity and big data are disrupting all industries, including community banking, ushering in the age of the customer. Customers are better informed and expect companies to revolve around them, not the other way around. Thus, convenience has been fundamentally redefined, to the benefit of banks that take advantage of transformational opportunities.
•	We recognized the implications early and, through efforts aimed at providing digital/electronic delivery to customers and through development of industry-leading technology and analytics, we have begun to drive growth and reduce costs.
o	Today more than 80% of everything being done at a Seacoast branch can be accomplished by mobile phone or ATM. We have invested in our 24/7 call center, ATMs, ATM capabilities and use of mobile, while consolidating our high fixed-cost branch network.
o	We continue to focus on driving routine transactions to lower cost channels and have made significant progress. We expect to process more routine transactions through non-branch channels (e.g. mobile, ATMs) than branch channels by the middle of 2017. Our ATMs and mobile app today process the equivalent servicing volume of 18 branches combined.
o	Over 30% of eligible consumer accounts are using Seacoast’s mobile app, following its launch only three years ago.
o	More than 37% of all physical checks are deposited outside the branch as of February 2017, up from 30% in February 2016, driven by steady adoption of mobile check deposit along with our ATM network.
o	Our progress in digital delivery is leading to tangible results for shareholders. Since year-end 2012, deposits have increased 99% while branches have only increased by 27%. This has led to a significant improvement in deposits per branch, now up to $75 million compared to $48 million at year-end 2012.

The Florida Economy continues to provide tailwinds for our franchise.

•	Florida is projected to be the 16th largest economy in the world in 2019 based on World Bank rankings.
•	Florida’s economy is accelerating at a faster pace than the nation for next four years and becoming a $1 trillion economy in 2018
•	Florida surpassed New York in 2014 to become the nation’s third largest state.
•	Florida is also among the nation’s top ten fastest growing states.
•	Florida offers a diversified economy, with growth in education, health services, leisure & hospitality, trade, transportation, utilities, construction and manufacturing.

We have a skilled and engaged employee base, with multiple awards over the past year.

•	Our Director of Business Technology & Data Management was recognized by Ventana Research as a Business Technology leadership award winner in Business Intelligence.

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•	Our Digital Marketing Manager was recognized by Google as a success story and also recognized as one of three Social Media Leaders of 2016 by Independent Banker Magazine.
•	We’ve been granted two provisional patents based on innovation developments by our analytics and technology teams.

And our focus on customers is what makes us special.

•	90 years of experience has firmly established our brand and allowed us to hone our convenience service model.
•	Our customer satisfactions scores remain high. 76% of our consumer customers have recommended Seacoast to a friend, and 78% of our small business customers have done so as well.
•	Gallup indicates that “a customer who is fully engaged represents an average 23% premium in terms of share of wallet, profitability, revenue, and relationship growth compared with the average customer. In stark contrast, an actively disengaged customer represents a 13% discount in those same measures.”[1]

Executive Compensation Program Highlights

The Compensation and Governance Committee (“CGC”) is committed to aligning our compensation strategies with the needs of our evolving business strategy, good governance and effective risk management practices, and our efforts to generate superior returns for our long-term shareholders. To this end, we emphasize pay-for-performance emphasis in our executive compensation programs and, ultimately, the alignment of management with shareholder interests. Significant value only will be realized if we exceed our long-term performance expectations and deliver meaningful value creation for our shareholders.

Our executive compensation strategy strongly aligns our CEO and other executives with long-term shareholder interests.

•	Base salary is the sole form of fixed compensation. For our CEO, base salary represents approximately one-half of total pay.
•	In general, variable or “at risk” pay approximates or exceeds greater than one-half of the pay for our named executive officers.
•	All incentive compensation for FY16 performance was paid in the form of equity awards granted in April 2017.
•	The majority of our variable pay opportunity is delivered as performance-based stock that only can be earned if we attain or exceed minimal levels of acceptable financial or market-based goals, as approved by the CGC.
•	Performance-based stock is our primary form of incentive compensation, ensuring that pay outcomes closely align with shareholder returns.

1 Gallup Business Journal, July 22, 2014

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Program Changes in 2016

•	Introduction of individual performance scorecards for all of our executives which, among other things, included our EPS performance goal of $1.00.
•	Short-term cash bonuses for FY16 performance were replaced with performance-based stock awards for the CEO and performance-contingent stock awards for the other executive officers, which were granted in April 2017. The CGC took this action in response to guidance we received from our shareholders that they would like management to increase their direct ownership in the Company and to enhance the holding power (retention) and risk sensitivity of our incentive strategies.

Please refer to the Compensation Discussion and Analysis and The Executive Compensation Tables in this proxy statement for additional details.

Summary of Voting Matters and Board Recommendations

Item	Proposal	Board Voting Recommendation	Vote Required
1	Election of Four Class III Directors	FOR ALL	Plurality vote*
2	Ratification of Appointment of Crowe Horwath LLP as Independent Auditor for 2017	FOR	Affirmative vote of a majority of votes cast
3	Advisory (Non-binding) Vote on Executive Compensation (Say on Pay)	FOR	Affirmative vote of a majority of votes cast

* More fully described in Proposal 1 - Election of Directors, Manner of Voting Proxies

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Our Director Nominees

You are being asked to, among other proposals, elect four Class III directors of Seacoast. All of the nominees, except Alvaro Monserrat, are presently directors of Seacoast. All of the nominees also serve as members of the board of directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). Alvaro J. Monserrat has been nominated by Seacoast’s Board to replace T. Michael Crook, who intends to retire from the Company’s Board at the end of the Annual Meeting. If elected, each director nominee will serve a three year term expiring at the 2020 Annual Meeting and until their successors have been elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found in Proposal I – Election of Directors.

Name	Age	Director Since	Current Occupation	Independent	No. of Other Public Boards
Stephen E. Bohner	64	2003	President and owner of real estate company	✓	0
Alvaro J. Monserrat	48	new	CEO of a leading digital workspace technology company	✓	0
Julie H. Daum	62	2013	Senior director of national executive and board search firm	✓	0
Dennis S. Hudson, III	61	1984	Chairman of Company and Bank		2

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Board and Governance Highlights

INFORMATION ABOUT OUR CURRENT BOARD COMMITTEE MEMBERSHIP AND 2016 COMMITTEE MEETINGS

Director Name	Audit	Compensation & Governance	Enterprise Risk Management	Strategy & Innovation
Dennis J. Arczynski (1)	X		X(2)	X
Stephen Bohner (1)			X
Jacqueline L. Bradley (1)				X
T. Michael Crook			X
H. Gilbert Culbreth, Jr. (1)		X(2)
Julie H. Daum (1)		X
Christopher E. Fogal (1)	X(2)
Maryann Goebel (1)	X	X	X
Roger O. Goldman (1) (3)
Dennis S. Hudson, Jr.			X
Dennis S. Hudson, III (4)				X
Timothy S. Huval (1)				X
Herbert A. Lurie				X
Alvaro J. Monserrat				X
Thomas E. Rossin (1)			X	X(2)
TOTAL MEETINGS HELD	9	8	5	7

(1)	Independent Director
(2)	Committee Chair
(3)	Independent Lead Director who serves as an ex-officio (non-voting) member of all committees
(4)	Chairman of the Board

Director Attendance: All directors attended over 75% or more of the meetings of the Board and Board committees on which they served in 2016.

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Board Composition

Over the past four years, we have continually recruited new talent to our Board to increase diversity of thought and experience and to better align overall Board capability with our strategic focus. During this time, our Chairman/CEO and our Lead Independent Director have focused considerable attention on Board refreshment and we have added six new directors (seven should Alvaro Monserrat be elected at the Annual Meeting) with skill sets needed to help navigate the fast-changing environment impacting our business. As a result, our overall Board composition has been significantly altered across a number of important aspects creating a vibrant Board culture and unrelenting focus on creating shareholder value over the long term.

Below is a graphic illustration of the changes in our Board over the past four years:

Seacoast Board of Directors

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Currently, our board has the following characteristics:

Since 2013, we have managed the Board talent pipeline and:

•	added three women to our Board;
•	added expertise in the areas of regulatory matters, risk management, talent acquisition, corporate governance, credit management, strategic planning, investment banking and technology; and
•	transitioned four retiring long-tenured directors.

Should Alvaro Monserrat be elected at the Annual Meeting, we will have reduced the average tenure of our non-executive directors from 13.7 years to 9.5 years and decreased the average age by nearly 6.8 years.

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Our Board is committed to identifying, appointing and developing directors who reflect the diverse profiles of our existing and prospective customers, have experience and expertise aligned with our strategic objectives, and who can add significant value to the Board’s efforts to oversee Seacoast on behalf of our shareholders. Constructing an effective Board and positioning it for success are key objectives for Seacoast. Under our Independent Lead Director Goldman’s guidance, we have made significant progress in expanding the experience of the Board. These outcomes have increased overall Board effectiveness while increasing its agility and the velocity of decision making, which are critical inputs in the governance process. Under Mr. Goldman’s leadership, the Board is well-positioned to fulfill its duties to our shareholders and meet the evolving needs of Seacoast.

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Our Corporate Governance Framework

Board Independence	• Assuming the election of director nominee Monserrat, 11 of our 14 directors will be independent. • Our CEO is the only member of management who serves as a director.
Board Refreshment & Diversity

•    We seek a board that, considered as a group, will possess a diversity of experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age.

•    We have a mix of new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. The average tenure of our non-management directors is 9.5 years.

•    In the event that director nominee Monserrat is elected to the Board, we have added 8 new directors to our Board since 2012, including three women.

Board Committees

•    We have four standing Board committees—Audit; Compensation and Governance (“CGC”); Enterprise Risk Management (“ERMC”); and Strategy and Innovation (“S&I”).

•    The Audit Committee and CGC consist entirely of independent, non-management directors.

•    Chairs of the committees shape the agenda and information presented to their committees.

Strong Independent Lead Director

•    Our independent directors elect an independent lead director.

•    Our independent lead director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board informational needs, board effectiveness or any other matter.

•    Our lead independent director strongly influences our strategy and direction, and facilitates our annual strategic planning sessions.

Board Oversight of Strategy & Risk

•    Our Board has ultimate oversight responsibility for strategy and risk management.

•    Our Board directly advises management on development and execution of the company’s strategy and provides oversight through regular updates.

•    The S&I Committee helps ensure that the strategic vision for the Company is fulfilled by challenging, proposing, reviewing, and monitoring strategic initiatives of the Company relating to M&A activity, capital allocation and planning, business model transformation, innovation, and shareholder relations.

•    Through an integrated enterprise risk management process, key risks are reviewed and evaluated by the ERMC before they are reviewed by the Board.

•    The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite.

•    The Audit Committee oversees the Company’s financial risk management process.

•    The CGC oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking.

•    The CGC assists the Board with its leadership assessment and CEO succession.

Accountability

•    We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.

•    Each common share is entitled to one vote.

•    We have a process by which all shareholders may communicate with our Board, a Board committee or non-management directors as a group, or other individual directors.

Director Stock Ownership	• A minimum stock holding of three times the annual base retainer is required for each director, to be acquired within four years of joining the Board.
Succession Planning	• CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Board Effectiveness

•    Our Board strives to continually improve its effectiveness.

•    The Board meets in a director-only session prior to each regular meeting to discuss the Company’s business condition. Each regular meeting is followed by an executive session of non- management directors led by the lead independent director.

•    The Board and its independent committees annually evaluate their performance.

Open Communication

•    Our Board receives regular updates from business leaders regarding their area of expertise.

•    Our directors have access to all management and employees on a confidential basis.

•    Our Board and its committees are authorized to hire outside consultants at their discretion and at the Company’s expense.

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CORPORATE GOVERNANCE AT SEACOAST

Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the CGC, regularly reviews our corporate governance principles and practices.

Corporate Governance Principles and Practices

Governance Policies

Important elements of our corporate governance framework are our governance policies, which include:

•	our Corporate Governance Guidelines
•	our Code of Conduct (applicable to all directors, officers and employees)
•	our Code of Ethics for Financial Professionals (applicable to, among others, our chief executive officer and chief financial officer); and
•	charters for each of our Board Committees

You may view these and other corporate governance documents at our investor relations website located at www.SeacoastBanking.com, or request a copy, without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

Board Independence

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by Nasdaq. If director nominee Monserrat is elected by our shareholders at the Annual Meeting, over 78% of our Board will meet our criteria for independence.

The Company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s current independent directors are: Dennis J. Arczynski, Stephen E. Bohner, Jacqueline L. Bradley, H. Gilbert Culbreth, Jr., Julie H. Daum, Christopher E. Fogal, Maryann Goebel, Roger O. Goldman, Timothy S. Huval and Thomas E. Rossin.

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Board Leadership Structure

Board leadership is provided through: 1) a combined Chairman and CEO role, 2) a clearly defined and substantial lead independent director role, 3) active committees and committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders.

Chairman and CEO Roles

The Board of Directors periodically assesses who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, with appropriate consideration of current facts and circumstances.

The Company’s current Chief Executive Officer, Dennis S. Hudson, III, also serves as the Chairman of the Board of Directors. He has held the post of Chief Executive Officer for the past 19 years, Chairman for the past 12 years, President for the nine years prior to being named Chairman, and has also served as Chief Executive Officer of the Bank for the past 24 years. During this time, Mr. Hudson has led the Company through its growth from a local community bank to the fourth largest Florida bank with nearly $4.7 billion in assets and 49 full-service branches and five commercial banking centers in 15 counties today. In light of Mr. Hudson’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, unified leadership and cohesive corporate culture that this structure provides, the Board of Directors believes it is appropriate that he serve as both Chief Executive Officer and Chairman.

Independent Lead Director

To further strengthen our corporate governance environment, our independent directors select a lead director from the independent directors if the positions of Chairman and Chief Executive Officer are held by the same person or if the Chairman of the Board is not an independent director. The role of our Lead Independent Director is described in our Corporate Governance Guidelines and in the table at the end of this section.

Our current Lead Independent Director is Mr. Roger Goldman. He has served in this capacity since 2012. Mr. Goldman’s experience includes a number of high profile leadership assignments at or on behalf of shareholders or other constituent groups at organizations significantly larger than Seacoast. The depth and breadth of his experience and his willingness and capacity to dedicate a significant portion of his time on behalf of the Board and our shareholders are key inputs in our transformative efforts. We aspire to be a significantly larger organization. Our ability to attain our aspirations depends heavily on our success in developing and implementing innovative products and services that are easily accessible, secure, and that make a meaningful difference to our customers. His vision for our future and his “operator” level understanding of the required strategies, investments, talent needs, capabilities, infrastructure and the associated risks provide our Board with an independent and objective perspective on our management.

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Mr. Goldman’s affiliation with Seacoast enhances our reputation within the industry, improves the performance and effectiveness of the Board, and enhances our exposure with the investment community. He is uniquely suited to lead the Board during the normal course of business and in its day-to-day interactions with and oversight of management.

In addition to Mr. Goldman’s efforts to ensure an effective and results-oriented Board, he engages on the Board’s behalf with management and employees across the Company. Frequent active, independent, and effective engagement by Mr. Goldman aids our Board of Directors in making informed decisions on our business and risk strategies. He also is well-positioned to assess our executive and managerial talent, succession readiness plans, and leadership development efforts, which are key to our success. Finally, his accessibility and high level of visibility within the Company provides employees with ongoing opportunities to raise issues or concerns free from management’s direct influence. Mr. Goldman provides a wide array of highly valuable services to Seacoast. We believe the associated replacement costs if he were to step down from the Lead Independent Director role are significantly greater than the costs that we would incur to engage a replacement to replicate the services he provides to the Board and our shareholders.

Mr. Goldman devotes significant time to serving as our Lead Independent Director. While the structure of his role and scope of responsibilities are significantly greater than most other US companies, we view his contributions and level of commitment as material to the Company’s success. In order to induce Mr. Goldman to accept the role of Lead Independent Director and ensure that he is paid appropriately for his contributions and time, the Board of Directors approved a compensation package that is discussed below in the “Director Compensation” section under “Lead Independent Director Compensation and Agreement.”

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BOARD LEADERSHIP STRUCTURE - DEFINITION OF ROLES

Lead Independent Director Role	Chair/CEO Role
Full Board Meetings

•    Participates in Board meetings

•    Acts as Chairperson of the Board in situations where the Chairperson/ CEO is unable to serve in that capacity, including chairing meetings of the Board in the absence of the Chairperson/CEO

• Has the authority to request meetings of the Board of Directors and drafts the agenda for each meeting • Chairs board meetings and meetings of shareholders

Executive Session Responsibilities

•    Has the authority to call meetings of the Independent Directors

•    Chairs executive sessions of the non-management directors

•    Sets the agenda for executive sessions

•    Meets separately with the Chair/CEO after executive sessions to review the matters discussed during the executive sessions

• Receives full feedback from Lead Independent Director on the matters discussed in executive sessions and required follow-up

Board Communications Responsibilities

•    Facilitates communication among the non- management Directors on key issues and concerns outside of Board meetings

•    Serves as the principal, but non-exclusive, liaison and intermediary between the CEO and the Independent Directors regarding views, concerns, and issues of the Independent Directors

•    Functions as a resource to the CEO on Board issues and other matters affecting the Company

• Communicates with all Directors on key issues and concerns outside of Board meetings • Expected to inform the Lead Independent Director of all significant issues facing the Company

Board Agenda and Information Responsibilities
• Collaborates with the Chair/CEO to set the Board meeting agendas and communicates Board information • Seeks Board meeting agenda input from other Directors	• Drafts the Board meeting agendas and works with Lead Independent Director to ensure that the requisite agendas and information is provided to the Board for it to fulfill its duties

External Stakeholder Responsibilities
• Reviews responses to direct shareholder communications with the Board • If requested by major shareholder or the CEO, is available for consultation and direct communication	• Represents the Company and interacts with external stakeholders and employees

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Lead Independent Director Role	Chair/CEO Role
Strategy and Execution Responsibilities
• Collaborates with the Board and the CEO to establish and support appropriate short term and long term strategies, objectives, goals, and programs that support sustainable growth and profitability.

•    Leads the management team to establish and support the development of appropriate short term and long term strategies

•    Leads the development of overall corporate and business unit objectives and goals

•    Develops and implements programs, and drives overall execution to achieve desired objectives and goals

Company Operations Responsibilities
• Has no role in managing Company operations • Officers and employees report to the CEO, not to the Lead Independent Director	• Leads Company operations • Officers and employees report to the CEO

Non-Management Executive Sessions

In order to give a significant voice to our non-management directors, our corporate governance guidelines provide for executive sessions of our non-management and independent directors. Our board believes this is an important governance practice that enables the Board to discuss matters (such as strategy, CEO and management performance, succession planning and board effectiveness) without management present.

Our non-management directors generally meet in executive session following each regularly scheduled Board meeting. Our independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met eight times in executive session in 2016.

Committee Structure & Other Matters

Oversight is also provided through the extensive work of the Board’s committees – Audit Committee; Compensation and Governance Committee (“CGC”); Enterprise Risk Management Committee (“ERMC”); and Strategy and Innovation (S&I) Committee – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning, compensation programs, strategic planning and risk management. The Audit Committee and the CGC consist entirely of independent, non-management directors.

In addition, at the end of each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas.

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The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, evaluation of decisions and direction from the Board of Directors.

Shareholder Engagement and Board Responsiveness

The company engages with our shareholders to ensure that the Board and management are aware of and address issues of importance to our investors. We regularly meet with various institutional shareholders and welcome feedback from other shareholders, which is considered by the Board or appropriate Board committee.

The company communicates with shareholders in a number of ways:

•	Discussing important business developments and answering shareholder questions at annual meetings;
•	Holding conference calls regarding quarterly earnings and significant corporate developments;
•	Through this proxy statement, chairman’s letters, news releases, website, participation in industry conferences, and other periodic events.

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee, the Lead Independent Director, other directors or an individual director may do so by sending written communications addressed to the Board of Directors, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P.O. Box, 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board.

Since 2009 the Company has annually included in its proxy statement a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Independent surveys have shown that an annual vote is the preferred frequency of most institutional investors. Our Board also endorses an annual vote as we believe it gives shareholders an opportunity to voice their concerns with respect to executive compensation. Shareholder support of our say-on-pay proposal at our 2016 annual meeting declined compared to prior years. (See “Outcome of our 2016 Say-On-Pay vote” in the table below.) Shareholder support of directors standing for re-election at the 2016 annual meeting also dropped compared to prior year. To better understand shareholder interests and concerns, we expanded our shareholder outreach in 2016, taking the following actions:

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•	Members of our Board and executive management team met in-person and by phone with shareholders representing a significant portion of Seacoast’s outstanding unaffiliated shares.
•	In March 2016, the Company entered into an Observer Rights Agreement with one of our largest shareholder, Basswood Capital Management, L.L.C. (“Basswood”) and Matthew Lindenbaum, a principal of Basswood, pursuant to which we gave Mr. Lindenbaum the right to attend all meetings of our Board of Directors in a non-voting observer capacity, and to receive materials provided to board members, subject to certain exceptions. The agreement can be terminated by either party at any time, but remains in effect. Mr. Lindenbaum’s viewpoint on matters impacting institutional investors has been very insightful and beneficial to the Company.
•	We have hosted visits with a number of large investors at our facilities in Stuart to provide them with a better understanding of the depth and talent of our management team, the execution of our balanced strategy and our progress in creating shareholder value.
•	We hosted an Investor Day and webcast on February 22, 2017, where Seacoast’s management team provided a detailed update of the Company’s strategy and long-term vision.

In these meetings, our shareholders expressed a wide range of viewpoints relating to our performance, compensation, governance and other matters. This engagement process was very informative and constructive.

Below are highlights of the feedback we have received from shareholders and our Board’s response:

What We Heard	Our Board’s Response
Improve financial performance to deliver results expected from acquisitions	Delivered Promised Results. Achieved our 2016 earnings target of $1.00 fully diluted adjusted earnings per share[1] (“EPS”) despite economic headwinds. Improved adjusted efficiency ratio[1] by 12% year over year, and from 74.9% in fourth quarter of 2014 to 60.8% in the fourth quarter of 2016.
Higher stock ownership by management and directors	Replacing Cash Bonuses with Equity. Replaced 2016 cash bonuses paid to executive officers for achievement of performance objectives with performance based and performance-contingent stock awards. All of our directors are paid a stock retainer; several participated in our recent capital raise.
Reduce Board tenure and the risk of entrenchment	Three New Directors. In 2016, our Board appointed two new directors, Timothy S. Huval and Herbert Lurie, further enforcing its commitment to a balanced mix of new directors with fresh perspectives and, for continuity, seasoned, experienced directors with deep knowledge of the Company and its markets. In 2017, our Board has nominated another new Board member, Alvaro Monserrat, to replace a longer-tenured director. In addition, two long-tenured directors rotated off the CGC in 2016 and one short-tenured director was added, resulting in the majority of the CGC now comprised of short-tenured directors.

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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What We Heard	Our Board’s Response
Concerns regarding our severance payments under Change-in-Control agreements and award agreements	Modifications to Existing Named Executive Officer (“NEO”) Change-in-Control (“CIC”) Agreements. In September 2016, we entered into new CIC agreements with our NEOs which: i) eliminate excise tax gross-up payments, and ii) do not provide benefits that are paid before a CIC closes or if the acquirer retains the executive. Since 2015, our equity award agreements require a CIC and job loss or failure of the acquirer to convert awards into new issuer awards before vesting occurs.
Outcome of our 2016 Say-On-Pay vote	At our 2016 annual meeting of shareholders, our say-on-pay proposal received the support of 67.6% of the votes cast. In contrast, since 2009, our previous annual say-on-pay proposals received support of over 94% of the votes cast. Our CGC considered the vote in relation to: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the evolution of our business strategy with emerging opportunities and in fulfilling customer demand for innovative products and services, and 3) the relationship between risk-taking and the incentive compensation provided to our executives. The CGC will continue to evaluate and refine our executive compensation plan to place greater emphasis on creating shareholder value, long-term performance and profitability based on emerging opportunities.
Suggestion to better articulate our business strategy	We have redoubled our efforts in our quarterly communications with shareholders and investors, and our enhanced our investor outreach, to convey our balanced business strategy of: 1) organic growth, 2) accretive and thoughtful M&A, and 3) innovation and digitally-engaged distribution. We formed the S&I Committee to provide oversight of these efforts.

The Board and the CGC will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in addressing issues of importance to our investors.

Management Succession Planning and Development

Our Board understands that a strong succession framework reduces Company risk and therefore ensures that appropriate attention is given to identifying and developing talented leaders. Consequently, we have a robust management succession and development plan which is reviewed and updated annually.

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The Board maintains oversight responsibility for succession planning with respect to the position of CEO and monitors and advises management regarding succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of our CEO or other executive officers.

The CGC, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with our strategic plan. The annual review of the CEO succession planning includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by: identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hiring needs.

The Board and individual Board members may meet with, advise and assist CEO succession candidates and become familiar with other senior and future leaders within the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board urges senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.

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Executive Officers

Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank, to serve until the next annual meeting and until successors are chosen and qualified.

Dennis S. Hudson, III

Age: 61 Education: MBA, Florida State University Tenure with Seacoast: 40 years	CURRENT ROLE:

Chairman and CEO of Seacoast and Bank

SELECT PRIOR EXPERIENCE:

• Chairman of Seacoast since July 2005
• CEO of Seacoast since June 1998
• Chairman and CEO of the Bank since 1992
• Director of Seacoast since 1984
• 40 years of banking experience with Seacoast

OTHER AFFILIATIONS/CERTIFICATIONS:

• Member of board of directors and audit committee of Chesapeake Utilities Corporation, Dover, DE
• Board member, Miami Branch of Federal Reserve Bank of Atlanta from 2005 to 2010
• Independent director, PENN Capital Funds, a mutual fund group managed by PENN Capital Management
• Served on boards of Martin County YMCA Foundation, Council on Aging, American Heart Association, and as Chairman of the Economic Council of Martin County

Stephen A. Fowle

Age: 51 Education: MBA, Northwestern University Tenure with Seacoast: 2 years

CURRENT ROLE:

EVP and former CFO of Seacoast and
Bank from April 2015 to March 15, 2017

SELECT PRIOR EXPERIENCE:

•   CFO of WSFS Financial Corporation, a $4.9 billion publicly-traded financial institution in Wilmington, Delaware, from 2005 to March 2015

•   CFO at Third Federal Savings and Loan Association of Cleveland, MHC, an $8+ billion multibank holding company of 15+ subsidiaries, from 2000 to 2004

OTHER AFFILIATIONS/CERTIFICATIONS:

•   Member, Financial Executives International

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Charles K. Cross, Jr.

Age: 59 Education: BSBA, University of Florida Tenure with Seacoast: 5 years	CURRENT ROLE:

EVP of Commercial Banking of Bank since July 2013

SELECT PRIOR EXPERIENCE:

• Seacoast’s SVP & Commercial Market Executive for Palm Beach County from March 2012 to July 2013
• 30 years of banking experience and thorough knowledge of Palm Beach and Broward County markets
• Market leader for EverBank in Palm Beach County, FL from August 2010 to March 2012

OTHER AFFILIATIONS/CERTIFICATIONS:

• Chairman, District Board of Trustees of Palm Beach State College

• Past board member of Florida Atlantic University College of Business Dean’s Council, Economic Council of Palm Beach County, West Palm Beach Chamber of Commerce, Business Development Board of Palm Beach County and Black Business Investment Corporation.

David D. Houdeshell

Age: 56 Education: MBA, The Stonier Graduate School of Banking Tenure with Seacoast: 7 years	CURRENT ROLE:

EVP and Chief Risk Officer of Seacoast and Bank since May 2015

SELECT PRIOR EXPERIENCE:
• EVP and Chief Credit Officer of Seacoast and Bank since June 2010
• EVP and Credit Administrative Executive for The South Financial Group in Greenville, SC for 3 years
• Chief Credit Officer of Bombardier Capital, a financial services entity of a global transportation manufacturer, for 4 years

OTHER AFFILIATIONS/CERTIFICATIONS:

• Member of audit & compliance committee of Martin Health System, Stuart, FL

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Charles M. Shaffer

Age: 43 Education: MBA, University of Central Florida Tenure with Seacoast: 19 years	CURRENT ROLE:

EVP, CFO and Head of Strategy of Seacoast and Bank since March 15, 2017

SELECT PRIOR EXPERIENCE:

• EVP and Community Banking Group of Bank from October 2013 to March 2017
• SVP and Controller of Bank from 2005 to 2013
• Diverse experience from multiple roles including strategy, corporate finance, traditional sales, and alternative sales platforms

OTHER AFFILIATIONS/CERTIFICATIONS:

• CPA licensed in Florida
• Chartered Global Management Accountant
• Board member, United Way of Martin County
• Board member, Girl Scouts of Southeast Florida

Management Stock Ownership

As of the Record Date, based on available information, all directors, director nominees and executive officers of Seacoast as a group (19 persons) beneficially owned approximately 1,286,400 outstanding shares of common stock, constituting 3.2% of the total number of shares of common stock outstanding at that date. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 49,621 outstanding shares, or 0.1% of the outstanding shares, of Seacoast common stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans.

Director Nomination Process

The CGC serves as the nominating committee of the Company. The committee annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees, and if determined necessary, recommends potential candidates to the Board for nomination for election to the Board by the Company’s shareholders. The CGC’s goal is to ensure that the Board of Directors consists of a diverse group of members with the proper expertise, skills, personal attributes and professional backgrounds who, individually and collectively, are appropriate to achieve the Company’s strategic vision and business objectives, and best serve the Company’s and shareholders’ long-term interests.

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As part of the assessment process, the CGC evaluates whether the addition of a director or directors with particular attributes, experience, or skill sets could enhance the Board’s effectiveness. The CGC identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers of the Company. The CGC may also hire a search firm to help it identify, evaluate and conduct due diligence on potential director candidates. Once a candidate has been identified, the CGC confirms that the candidate meets the minimum qualifications for director nominees, and gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the CGC deems to be helpful in the evaluation process. Director candidates are interviewed by the Chairman of the CGC and at least one other member of the committee. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the CGC are encouraged to meet with and evaluate the suitability of potential candidates. The CGC then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board in relation to the Company’s strategic goals, and recommends nominees to the Board. The full Board formally nominates candidates to be included in the slate of directors presented for shareholder vote based upon the recommendations of the CGC following this process.

Given the evolving needs and business strategy of the Company, the CGC believes that the Board of Directors as a whole should have diversity of thought and experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the CGC does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities and advance our strategic mission. In addition, each director must have the qualifications set forth in the Company’s Bylaws, as well as the personal characteristics and core competencies described below as our Director Eligibility Guidelines:

Director Eligibility Guidelines
Personal Characteristics	Core Competencies

•     the highest ethical character

•     a personal and professional reputation consistent with Seacoast’s values as reflected in its Code of Conduct

•     the ability to exercise sound business judgment

•     a willingness to listen to differing points of view and work in a mutually respectful manner

•     the absence of any real or perceived conflict of interest that would impair the director’s ability to act in the interest of shareholders

•     substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience

•     professional achievement through service as a principal executive of a major company, partner in a law or accounting firm, successful entrepreneur, a prominent academic or similar position of significant responsibility

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The CGC also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as a candidate’s:

•	understanding of and experience in the financial services industry, as well as accounting, finance, legal, real estate, corporate governance and technology expertise;

•	leadership experience with public companies or other major organizations, as well as civic and community relationships;

•	availability and commitment to carry out the responsibilities as a director;

•	knowledge, experience and skills that enhance the mix of the Board’s core competencies and provide a different perspective; and

•	qualification as an independent director.

In addition to nominations by the CGC, any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director by providing advance notice of such proposed nomination to the Corporate Secretary at the Company’s principal offices. The written submission must comply with the applicable provision in the Company’s Articles of Incorporation. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s CGC. Candidates for director recommended by shareholders in compliance with these provisions and who satisfy the Director Eligibility Guidelines will be afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. In 2016, no shareholder nominee recommendations were received.

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Board Evaluation Process

Annually, our Board and each Board committee evaluate their performance and effectiveness, along with processes and structure, to identify areas for enhancement. The process is described below.

Element	Description
Corporate Governance Review and Investor Feedback	The CGC reviews corporate governance principles with consideration given to generally accepted practices and feedback from investors and advocacy groups and makes recommendations for Board changes. This committee also oversees the process for annual board evaluations.
Annual Board & Committee Self-Evaluations	The Board and committee evaluations for 2016 were conducted through a questionnaire completed by each director or committee member and reviewed s described below.
Summary and Review	For the 2016 Board evaluation, an independent consultant to the CGC compiled and summarized the Board evaluation responses, including comments, which were then reviewed by Lead Independent Director Goldman and Chairman Hudson. Committee evaluations were reviewed by the respective committee chairs. Chairman Hudson discussed the individual results of the Board evaluation with each director, and together with Lead Independent Director Goldman, presented summary results to the Board. The committee chairs discussed the results with their respective committees and the full Board.
Actions	As a result of the Board evaluation process, the Board conducted a rigorous search and assessment of experienced potential new director candidates. Following this search, the Board selected Alvaro Monserrat asa director nominee for the 2017 Annual Meeting.

BOARD MEETINGS AND BOARD COMMITTEES

Board Meeting Attendance

The Board of Directors held eight regular meetings and two special meetings during 2016. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

Annual Meeting Attendance

Ten of the 12 then-incumbent Directors attended the Company’s 2016 annual shareholders’ meeting. The Company encourages all of its directors to attend its shareholders’ meetings but understands that situations may arise that prevent such attendance.

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Board Committees

The Company’s Board of Directors has four standing permanent committees: the Audit Committee, the Compensation and Governance Committee, the Enterprise Risk Management Committee, and the Strategy and Innovation Committee. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee is set forth in the table under Proxy Summary - Board and Governance Highlights.

Each committee has a charter specifying such committee’s responsibilities and duties. The Audit Committee and CGC charters are reviewed annually. These charters are available on the Company’s website at www.SeacoastBanking.com or upon written request.

Audit Committee

Members:

Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel

Comprised of members who have not participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the last three fiscal years.
As set forth in the Audit Committee charter, as adopted by the full Board of Directors, this committee:
Responsibilities:

•      reviews Seacoast’s and its subsidiaries’ financial statements and internal accounting controls, and reviews reports of regulatory authorities and determines that all audits and examinations required by law are performed;

•      appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto;

•      reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff and those outsourced to a third party;

•      oversees the audit function and appraises the effectiveness of internal and external audit efforts;

•       reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and changes to the Company’s Code of Conduct, and approves related party transactions; and

•      periodically reports its findings to the Board of Directors.

# of Meetings:	This committee held nine meetings in 2016. Following these meetings, the Audit Committee met two times in private session with our independent auditor, and two times in private session without members of management present, but with a third party accounting firm who co-sources a portion of the Company’s internal audit function.
Independence:	Our Board has determined that each member of the committee is independent under Nasdaq and SEC rules. Our Board has also determined that Mr. Fogal is an “audit committee financial expert” as defined by Item 407 of Regulation S-K.

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Compensation and Governance Committee (“CGC”)

Members:	H. Gilbert Culbreth, Jr. (Chair), Julie H. Daum and Maryann Goebel.
As set forth in the CGC’s charter, and as adopted and approved by the full Board of Directors, this committee:
Responsibilities:

•      determines the compensation of the Company’s and the Bank’s key executive officers;

•      oversees the preparation of a “compensation discussion and analysis” on executive compensation and an annual compensation committee report which is included herein under “Compensation and Governance Committee Report”;

•      administers the provisions of the Company’s incentive compensation plans and other employee benefits plans;

•      identifies and recommends to the Board qualified individuals to serve as members of the boards of directors of the Company and/or the Bank;

•      oversees efforts to create a diverse workforce that fosters and supports an inclusive culture;

•      takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to Seacoast and monitoring Seacoast’s compliance with these policies and guidelines; and

•      makes recommendations to the Board of Directors concerning management development and succession planning activities at the senior levels of management, including an appropriate successor in the event of the unexpected death, incapacity or resignation of the CEO.

The CGC has the resources and authority to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms, director search firms, independent legal counsel and other compensation advisers used to assist in carrying out its responsibilities. The CGC may delegate to a subcommittee consisting of two or more members, to the extent permitted by applicable law, such of its duties and responsibilities as it deems appropriate and advisable.
# of Meetings:	This committee held eight meetings in 2016.
Independence:	Our Board of Directors has determined that each member of the committee is independent under Nasdaq and SEC rules.
CGC Interlocks and Insider Participation:	None of the members of the committee is a former or current officer or employee of the company or any of its subsidiaries. None of them has any relationship with the Company requiring disclosure under this caption under the rules of the SEC.

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Enterprise Risk Management Committee (“ERMC”)

Members:	Dennis J. Arczynski (Chair), Stephen E. Bohner, T. Michael Crook, Maryann Goebel, Dennis S. Hudson, Jr. and Thomas E. Rossin
As set forth in the ERMC’s charter, and as adopted and approved by the full Board of Directors, this committee:
Responsibilities:

•     monitors the risk framework to assist the Board in identifying, considering, and overseeing critical issues and opportunities;

•     evaluates strategic opportunities from a risk perspective, highlights key risk considerations embedded in such strategic opportunities, and makes recommendations on courses of action to the Board based on such evaluation;

•     provides oversight of the risk management monitoring and reporting functions to help ensure these functions are independent of business line or risk-taking processes;

•     reviews key management, systems, processes and decisions, and assesses the integrity and adequacy of the risk management function to help build risk assessment data into critical business systems, and reports significant issues to the Board;

•     makes recommendations to the Board regarding the Company’s risk appetite, limits and policies and reviewing the strategic plan to help ensure it aligns with the Board-approved risk appetite; and

•     recommends to the Board the capital policy consistent with the Company’s risk appetite and reviews capital adequacy and its allocation to each line of business.

# of Meetings:	This committee held five meetings in 2016.

Strategy and Innovation (“S&I”) Committee

Members:	Thomas E. Rossin (Chair), Dennis J. Arczynski, Dennis S. Hudson, III, Timothy S. Huval and Herbert A. Lurie
As set forth in the S&I Committee charter, and as adopted and approved by the full Board of Directors, this committee:
Responsibilities:

•     supports, sources and/or challenges M&A activities related to banks and non-bank entities as pertinent to the Company’s stated strategic objectives;

•     supports, sources and/or challenges business model transformation activities including investments in technology and/or partners;

•     reviews capital allocations and planning to ensure an acceptable return on capital while ensuring timely exits from businesses that do not provide an acceptable return or have limited growth prospects;

•     ensures that the Company actively promotes and rewards a culture of innovation in a manner that benefits customers and shareholders;

•     ensures that appropriate strategic metrics and modeling capabilities are used in order to assess the strength of existing strategies and potential investments, aligned with the Company’s stated strategic objectives; and

•     ensures that management is effectively and consistently communicating with shareholders in a manner that is consistent with the Company’s broader strategic vision.

# of Meetings:	This committee held seven meetings in 2016.

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The Board’s Role in Strategy and Risk Oversight

The Board of Directors actively reviews our long term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long term strategy, it generally reviews various elements of strategy, and our progress towards implementation, at every regular meeting. Under the leadership of Lead Independent Director Goldman, our directors are active in our strategic planning process and exercise robust oversight of and challenges to both strategies and our implementation of the strategies.

The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces and works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate. The Board does not believe this risk can be delegated and the Board as a whole regularly spends a significant amount of its time engaged with management and in executive session discussing our long term strategy, the effectiveness of our plans to implement such strategy, and our progress against those plans.

The Board believes that an integral part of managing strategic risk is the appointment of a strong lead director to: i) regularly engage with the CEO on an ongoing basis, ii) interact from time to time with other key members of management and other leaders throughout the Company to examine alignment around our chosen long-term strategy, and iii) ensure that the Board’s views are considered as our strategy evolves. The Board strongly believes that having an active and engaged lead director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency into the fast-paced changes management is implementing.

The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active Board recruitment process focused on developing or acquiring the skill, experience and attributes of both individuals and the Board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and protect shareholder value by discouraging excessive risk, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.

Other types of risks that the Company faces include:

•	macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	political or regulatory risks, such as restriction on access to markets;

•	event risks, such as natural disasters; and

•	business specific risks related to financial reporting, credit, asset/liability management, market, operational execution (corporate governance, legal and regulatory compliance), and reputation.

Our ERMC regularly accesses our overall risk profile and oversees our risk management programs which are implemented by our chief risk officer.

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AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel.

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Crowe Horwath LLP, for the year ended December 31, 2016 is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.

The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters. To carry out its responsibilities, the Committee held nine meetings in 2016.

In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and Crowe Horwath LLP the audited financial statements of the Company for the year ended December 31, 2016. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of Crowe Horwath LLP. The Committee also discussed these statements with Crowe Horwath LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with Crowe Horwath LLP of the matters required to be discussed under Public Company Accounting Oversight Board standards.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe Horwath LLP matters relating to its independence and received from Crowe Horwath LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

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On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christopher E. Fogal, Chairman

Dennis J. Arczynski

Maryann Goebel

March 14, 2017

OWNERSHIP OF OUR COMMON STOCK SHARES

The tables below provide information regarding the beneficial ownership of our common stock as of the Record Date by:

•	each of the Company’s directors;

•	each of the executive officers named in the Summary Compensation Table;

•	all current directors and executive officers as a group; and

•	each beneficial owner of more than 5%.

As of the Record Date, 40,729,656 shares of common stock were outstanding. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the tables below has sole voting and investment power with respect to the shares indicated as beneficially owned. Some of the information in the tables is based on information included in filings made by the beneficial owners with the SEC.

Principal Shareholders (5% Owners Exclusive of Directors and Officers)

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by the Company to beneficially own 5% or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below are included in reliance on reports filed by the entities with the SEC, except that the ownership percentage is based on the Company’s calculations.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor	2,355,043 (1)	6.2%
New York, NY 10022
BlackRock, Inc.
55 East 52nd Street	2,692,607 (2)	7.1%
New York, NY 10055

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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(1)	According to a Schedule 13D/A filed jointly by Basswood Capital Management, LLC, Matthew Lindenbaum, Bennett Lindenbaum, and their affiliates on December 12, 2016 with the SEC with respect to Seacoast common stock beneficially owned, each reporting person has shared voting and dispositive powers with respect to the following number of shares of Seacoast common stock:

Reporting Person	# of Shares
Basswood Capital Management, LLC	2,355,043
Basswood Partners, LLC	430,430
Basswood Enhanced Long Short GP, LLC	1,236,601
Basswood Financial Fund, LP	180,649
Basswood Financial Fund, Inc.	47,394
Basswood Financial Long Only Fund, LP	38,576
Basswood Enhanced Long Short Fund, LP	1,236,601
Basswood Opportunity Partners, LP	211,205
Basswood Opportunity Fund, Inc.	162,564
Matthew Lindenbaum	2,355,043
Bennett Lindenbaum	2,355,043

(2)	According to a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 27, 2017 with the SEC with respect to Seacoast common stock beneficially owned as of December 31, 2016, BlackRock, Inc. has sole voting power with respect to 2,692,607 shares of Seacoast common stock and sole dispositive power with respect to 2,692,607 shares of Seacoast common stock. The Schedule 13G provides that BlackRock is a parent holding company and that the shares of common stock listed on the Schedule 13G are owned by various subsidiaries of BlackRock. In addition, BlackRock reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and that no one person is known to have more than 5% of Seacoast common stock.

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Ownership of Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Dennis J. Arczynski	44,819 (1)	X
Stephen E. Bohner	54,452 (2)	X
Jacqueline L. Bradley	16,954 (3)	X
T. Michael Crook	85,566 (4)	X
H. Gilbert Culbreth, Jr.	68,054 (5)	X
Julie H. Daum	45,839 (6)	X
Christopher E. Fogal	31,075 (7)	X
Maryann Goebel	19,563 (8)	X
Roger O. Goldman	264,955 (9)	X
Dennis S. Hudson, Jr.	323,555 (10)	X
Dennis S. Hudson, III	409,813 (11)	1.0%
Timothy S. Huval	1,255 (12)	X
Herbert A. Lurie	28,819 (13)	X
Alvaro J. Monserrat	5,142	X

Thomas E. Rossin	18,237 (14)	X
Charles K. Cross, Jr.	33,780 (15)	X
Stephen A. Fowle	35,096 (16)	X
David D. Houdeshell	34,297 (17)	X
Charles M. Shaffer	34,304 (18)	X
All directors and executive officers as a group (19 persons)	1,148,923	2.8%

X Less than 1%

(1)	Includes 1,672 shares held in a limited liability company, as to which shares Mr. Arczynski has sole voting and investment power. Also includes 9,110 shares held jointly with his wife, as to which shares Mr. Arczynski may be deemed to share both voting and investment power. Also includes 24,475 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Arczynski has no voting or dispositive power. Also includes 5,561 shares that Mr. Arczynski has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(2)	Includes 15,702 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bohner has no voting or dispositive power. Also includes 5,561 shares that Mr. Bohner has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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(3)	Includes 5,533 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Bradley has no voting or dispositive power. Also includes 4,421 shares that Ms. Bradley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(4)	Includes 17,800 shares held jointly with Mr. Crook’s wife and 2,800 shares held by Mr. Crook’s wife, as to which shares Mr. Crook may be deemed to share both voting and investment power. Also includes 42,032 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Crook has no voting or dispositive power. Also includes 5,561 shares that Mr. Crook has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(5)	Includes 10,000 shares held in an IRA, 26,000 shares held in a family limited liability company, and 8,200 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 1,000 shares held jointly with Mr. Culbreth’s children and 10,328 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power. Also includes 8,712 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Culbreth has no voting or dispositive power. Also includes 2,142 shares that Mr. Culbreth has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(6)	Includes 12,859 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Daum has no voting or dispositive power. Also includes 5,561 shares that Ms. Daum has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(7)	Includes 4,490 shares held jointly with Mr. Fogal’s wife and 738 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power. Also includes 8,925 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Fogal has no voting or dispositive power. Also includes 5,561 shares that Mr. Fogal has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(8)	Includes 8,002 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Goebel has no voting or dispositive power. Also includes 5,561 shares that Ms. Goebel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(9)	Includes 11,660 shares held in IRAs, as to which shares Mr. Goldman shares both voting and investment power with his wife. Also includes 1,200 shares held in a special needs trust of which Mr. Goldman’s wife is trustee, as to which shares Mr. Goldman may be deemed to share voting and investment power and as to which Mr. Goldman disclaims beneficial ownership. Also includes 39,762 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Goldman has no voting or dispositive power. Also includes 185,561 shares that Mr. Goldman has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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(10)	Includes 224,356 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”), of which Mr. Hudson and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares, but disclaims beneficial ownership, except to the extent of his 1.0% interest in Sherwood Partners. Also includes 8,298 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Hudson has no voting or dispositive power.

(11)	Includes 224,356 shares held by Sherwood Partners, of which Mr. Hudson and his father, Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, but disclaims beneficial ownership, except to the extent of his 35.0% interest in Sherwood Partners and his beneficial interest in trusts having a 53.2% interest in Sherwood Partners. Also includes 49,386 shares held jointly with Mr. Hudson’s wife which were pledged as security for a margin loan, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 30,866 shares held in the Company’s Retirement Savings Plan, and 55,743 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date. Also includes 280 shares held by Mr. Hudson’s wife as custodian and 20 shares held by his son, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.

(12)	Includes 1,175 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Huval has no voting or dispositive power.

(13)	Includes 3,258 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Lurie has no voting or dispositive power.

(14)	Includes 200 shares held by Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power and as to which Mr. Rossin disclaims beneficial ownership. Also includes 8,298 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Rossin has no voting or dispositive power.

(15)	Includes 23,808 shares that Mr. Cross has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(16)	Includes 16,855 shares held jointly with Mr. Fowle’s wife, as to which shares Mr. Fowle may be deemed to share both voting and investment power. Also includes 490 shares held in the Company’s Retirement Savings Plan, and 895 shares that Mr. Fowle has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(17)	Includes 22,760 shares that Mr. Houdeshell has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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(18)	Includes 1,571 shares held jointly with Mr. Shaffer’s wife, as to which shares Mr. Shaffer may be deemed to share both voting and investment power. Includes 797 shares held in the Company’s Retirement Savings Plan and 1,577 shares held in the Company’s Employee Stock Purchase Plan. Also includes 22,868 shares that Mr. Shaffer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

2016 Performance Considerations

The attainment of adjusted EPS1 of $1.00 set the stage for the CGC’s qualitative assessment of management’s performance and the resulting pay actions for 2016. The assessment process included scorecards that identified shared and individual goals for the year. The CGC relied on scorecards for each of our NEOs as performance guidelines in arriving at pay decisions for our named executive officers (“NEOs”) in 2016. Based on the CGC’s assessment of our adjusted EPS1 performance and in the areas of operations, technology, innovation, risk, talent, and business transformation, our NEO’s received a rating of “exceeds” expectations.

2016 NEO PAY

•	Cumulative base salaries for our NEOs increased year-over-year by 4%.

•	Cumulative bonus equivalent cash values for our NEOs increased year-over-year by 44%.

•	Our NEOs, other than our CEO, received awards of Performance-contingent Restricted Stock Units (“PRSUs”) in April 2017 for performance in 2016. These awards were issued in lieu of cash bonuses and will be earned over three years upon the satisfaction of service and risk conditions. Proxy rules require disclosure of PRSU award values in the 2018 Summary Compensation Table.

•	Our CEO received a performance-based equity award in April 2017 for performance in 2016. The CGC increased the target value of the CEO’s performance-based equity award in lieu of a cash bonus or PRSU award for 2016 performance.

•	Each continuing NEO received a bonus cash equivalent value that will be used to estimate the value of change-in-control (“CIC”) severance benefits that otherwise would be unfairly reduced for a zero bonus value in an “exceeds” performance year.

•	The CGC approved changes effective with our 2017 equity program in response to shareholders and to enhance and advance incentive governance and the sensitivity between incentives and risk.

•	As a group, the year-over-year change in 2016 NEO Total Direct Compensation (“TDC”), representing base salary and the target award values of performance-based equity granted in February 2016, and as disclosed in our 2016 Summary Compensation Table, declined by 17%. The negative trajectory in 2016 NEO TDC is solely a function of proxy disclosure rules rather than the CGC’s assessment of NEO performance.

[1]	Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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Our Executive Compensation Design Priorities and Prohibitions

The CGC is committed to establishing and maintaining an executive compensation philosophy that allows us to attain our business and talent objectives, is transparent, reflects a high standard of corporate governance, ensures that our incentive programs are sensitive to risk, and above all else, promotes and protects the interests of our shareholders. The CGC accomplishes these objectives by continuously assessing our executive compensation program and adhering to the following set of Design Priorities and Prohibitions.

Design Priorities (what we do)

✓ Manage our executive compensation programs to have a strong pay-for-performance orientation

✓ Fully link participation in and settlement of performance-based incentive awards to the attainment of enterprise-wide and individual performance goals.

✓ Emphasize long-term stock-based awards in our executive compensation and total incentive strategies, typically representing 65% to 75% of the total incentive value we provide to our executives.

✓ Set meaningful performance goals that align management with shareholder interests. Ensure that incentives are sensitive to risk considerations.

✓ Provide minimal executive benefits and perquisites.

✓ Maintain executive stock ownership requirements, post-settlement holding periods or mandatory deferral of performance-based awards.

✓ Prohibit hedging and limit pledging of our common shares by our directors and executive officers

✓ Provide reasonable executive post-employment and change-in-control protections.

✓ Discuss our CEO’s pay and performance in executive sessions in which our CEO does not participate. Require “clawback” of certain incentive-based compensation paid to current or former executive officers in the event of an accounting restatement.

✓ Engages with shareholders on their concerns or priorities for our director and executive compensation programs.

Design Prohibitions (what we don’t do)

✓    No issuance of time-based restricted stock to executives except in connection with offers of employment, individual retention or recognition programs, or as considered by the CGC on a case-by-case basis.

✓    No repricing of underwater stock options without shareholder approval.

✓    No incentives that encourage improper risk taking.

✓    No excise tax gross-ups upon a change in control.

✓    No single trigger accelerated lapse of restrictions on unvested equity in connection with a change-in-control for new awards granted since 2014.

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Summary of Compensation Decisions in 2016

For planning purposes, the CGC focuses on the sum of base salary paid during the performance year and the values it considers and approves for cash bonus value and the new performance-based equity award earned for the performance year but approved in a subsequent year. We refer to this planning value as Total Direct Compensation or “TDC”. TDC provides a different perspective on pay than is provided by SCTP, which reflects the values shown in the summary compensation table less all other compensation. The CGC considered TDC in its decision process when determining the value of the total incentive award value to approve in 2017 for 2016 performance.

The following chart illustrates the relative emphasis of each pay element in relation to TDC, as disclosed in our 2016 Summary Compensation Table (“SCT”). Base salary represents the sole component of TDC that is not “at risk” for performance. The percentage of TDC “at risk” would have increased in relation to fixed pay if our NEO’s received cash bonuses for 2016 performance rather than PRSUs.

2016 NEO Mix of Total Direct Compensation

In general, the CGC typically structures NEO pay so that at least one-half of TDC is structured as “at risk” incentive pay. The incentive pay portion of TDC is allocated to cash bonus and performance-based equity using target weightings of 25% to 35% and 65% to 75%, respectively. The value allocated to performance-based equity is further allocated into PSUs and options using target weightings of 65% and 35%, respectively. The CGC relies on this structure to ensure that both short-term and long-term incentive awards are fully reflective of performance for the year in which cash bonuses are earned and new target award values are determined and that performance-based equity serves as our primary form of incentive compensation. For 2016, the weightings used to allocate total incentive award values represented a departure from this philosophy given that 100% of each NEO’s total incentive was granted as performance-contingent and or performance-based equity for 2016 performance.

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The CGC approved PRSU awards in lieu of cash bonuses for 2016 performance for three reasons:

•	increase the level of Seacoast stock ownership among our NEOs in response to shareholder concerns

•	reinforce the holding power (retention) of our equity compensation program during a critical time in our corporate history, and

•	maintain and reinforce the sensitivity between incentives and risk for those most accountable for our success and the safety and soundness of the Company.

PRSU target award values were developed for each of our continuing NEOs using the total incentive methodology described previously. This effort was led by our CEO, who is responsible for developing pay proposals for the management team, which are then presented to the CGC for consideration. The first step in the process involved the CEO’s assessment of each recipient’s performance, as defined by their contributions in helping Seacoast attain the goal of adjusted EPS1 of $1.00 and in terms of individual goals defined on their scorecards.

Our CEO then developed total incentive compensation proposals for each of our continuing NEOs, relying on input from the CGC and to a lesser extent our Chief Human Resources Officer. In developing pay proposals for the NEOs, our CEO considered a number of factors, including: performance; the target value of past total incentive awards; the potential of each executive; flight risk and succession readiness; the holding power (retention) of prior equity awards, including performance-based equity awards granted in April 2017; relative internal value considerations; and market competitiveness. The total incentive values were then allocated to a bonus equivalent cash value and the target award values of performance-based equity.

Bonus equivalent cash values were converted into target PRSU values using an equity value adjustment factor of 1.4. The CEO and the CGC, with input from its consultant, relied on the equity adjustment factor to balance the different risk profiles of unrestricted cash and a restricted stock-settled award subject to service and risk conditions over a multi-year vesting period. The CEO, working in concert with the CGC, evaluated equity value adjustment factors from 1.2 to 1.5 times the bonus equivalent cash value. Based on input from the CEO and the CGC’s consultant, the CGC approved an equity value adjustment factor of 1.4 and an equity structure featuring three-year ratable vesting conditions tied to continuing service and Seacoast’s ongoing compliance with its Tier 1 Regulatory Capital requirement.

The following table summarizes the CGC’s actions in regards to 2016 bonus cash equivalent values, how it compared to 2015 cash bonuses, and the target value of PRSU awards issued in April 2017 for 2016 performance.

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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Cash Equivalent Bonus Values & Target PRSU Award Values for 2016

Named Executive Officer	2015 Cash Bonus (a)	2016 Bonus Equivalent Cash (b)	% Change (c = b / a - 1)	2016 Target PRSU Award Value (d = c x 1.4)(1)
Dennis S. Hudson, III	$100,000	$140,000	40%	0	(2)
Charles K. Cross, Jr.	$125,000	$150,000	20%	$210,000
David D. Houdeshell	$75,000	$100,000	33%	$140,000
Charles M. Shaffer	$100,000	$185,000	85%	$259,000
NEOs as a Group			44%

(1)	The 2016 Target PRSU Award Values reflects the planning values approved by the CGC, which will differ from the accounting values disclosed in next year’s Summary Compensation Table and Grants of Plan-based Awards Table pursuant to the proxy disclosure rules.

(2)	Our CEO did not receive a PRSU award. Instead, the CGC increased the target value of the performance-based equity award he received in April 2017.

The remaining portion of each NEO’s total incentive award was granted as performance-based equity awards in April 2017 for 2016 performance. Seacoast will disclose details of these awards in next year’s proxy statement. The CGC applied the same methodology as used by our CEO to determine the target value of his performance-based equity award granted in April 2017 for 2016 performance.

Base Salary. All of our named-executive officers receive a base salary that appropriately reflects the CGC’s assessment of NEO’s skills and value to Seacoast. This process generally results in base salaries that are within a competitive market range. The CGC reviews base salaries annually. It is the CGC’s philosophy to increase base salaries in response to increases in the size, scope or complexity of an executive’s job, in connection with a promotion or other forms of recognition that appropriately reflect value considerations, or to maintain the desired level of internal relative value. 2016 annualized base salary actions for our named executive officers are summarized in the following table.

2016 Annualized Base Salary Actions

Named Executive Officer	2015	2016	% Change
Dennis S. Hudson, III	$550,000	$550,000	0%
Steven A. Fowle	$330,000	$330,000	0%
Charles K. Cross, Jr.	$275,000	$300,000	9%
David D. Houdeshell	$265,000	$265,000	0%
Charles M. Shaffer	$250,000	$300,000	20%
NEOs as a Group			4%

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Mr. Cross and Mr. Shaffer received base salary adjustments in 2016 given the impact of their respective businesses on our performance, organic growth and the expansion of their businesses in response to recent acquisitions, their leadership, and the maturation of our executive compensation philosophy and the underlying strategies.

2016 Total Incentives. The following table identifies the various forms of incentive compensation that the CGC approved for our NEOs during 2016 or in connection with 2016 performance, excluding the target value of performance-based equity granted in April 2017 that will be disclosed in our 2018 proxy statement.

Named Executive Officer	Cash Bonus (a)	Target Value of PSUs granted in Feb 2016 (b)	Target Value of Options granted in Feb. 2016 (c)	Target Value of PRSUs granted in Apr. 2017 (d)	Cumulative 2016 Total Incentive Value (e=a+b+c+d)
Dennis S. Hudson, III	$0	$357,489	$175,881	$0	$533,370
Steven A. Fowle	$0	$97,486	$47,968	$0	$145,454
Charles K. Cross, Jr.	$0	$168,992	$83,144	$210,000	$462,136
David D. Houdeshell	$0	$90,995	$44,769	$140,000	$275,764
Charles M. Shaffer	$0	$146,244	$71,952	$259,000	$477,196

Equity Awards

Seacoast’s equity strategy has continued to evolve since the financial crisis. For each of the past three years, the CGC took action to accelerate the acquisition of our stock by our senior leadership team and other key contributors across the Company upon the attainment of performance and risk-based goals. These actions increased the alignment of equity recipients with shareholder interests, revitalized our retention strategies, and elevated our visibility and appeal as an employer of choice for highly skilled talent. The following tables summarize the evolution and emphasis of our equity strategies since 2014.

Evolution of Seacoast’s Performance-based Equity Strategies, 2013-2016

Grant Cycle	Type of Equity	Performance Period / Payout Range / Option Vesting Period	Performance Objective(s)
2013 (Jun)	PSUs	• 3-year Performance Period • Payout as % of Target: 0-150%	• Cumulative Earnings
	Options	• 3-year ratable vesting	• Stock Price Appreciation
2015 (Jan)	PSUs	• 4-year Performance Period with catch-up • Payout as % of Target: 0-150%	• Cumulative Earnings • Return • Tier 1 Capital Compliance
	Options	• 4-year monthly vesting, starting when stock price closes above exercise price by 120%	• Stock Price Appreciation • Tier 1 Capital Compliance
2016 (Feb)	PSUs	• 4-year Performance Period with catch-up • Payout as % of Target 0-175%	• Cumulative Earnings • Return • Tier 1 Capital Compliance
	Options	• 4-year monthly vesting, starting when stock price closes above exercise price of 120%	• Stock Price Appreciation • Tier 1 Capital Compliance

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In 2016, the CGC approved two forms of stock-based long-term incentive awards in connection with Seacoast’s incentive compensation strategy for our named executives. Collectively, we refer to each award type as “performance-based equity.”

2016 Performance Stock Unit (“PSU”) Awards

2016 PSUs represent stock-settled incentive awards where payout can vary from 0% to 175% of the target number of shares granted based on our cumulative four-year earnings and average return on average tangible common equity. For each of the past two award cycles, the CC approved cumulative earnings goals that require escalating levels of double digit growth at threshold, goal and maximum performance levels. The CGC also approved a return on tangible common equity goal that is set above our cost of capital for 2016. The return goal will modify the performance score that is generated by our cumulative earnings by up to +/- 25%, resulting in a long-term incentive opportunity that reflects earnings and return. The CGC selected earnings and return as metrics for our PSU program given the influence they exert on stock price over sustained periods of time. PSU awards also include a “catch-up” provision that allows for a reduced payout after the end of year four if our year five performance equals or exceeds the original four-year goal. This feature reduces the motivation for our executives to take excessive or inappropriate risks by extending the performance period during slower economic periods that could adversely affect our growth expectations and our ability to retain our executives.

2016 Performance Stock Options (“Options”)

Options allow recipients to purchase shares of our common stock in the future at a predetermined price. In order to ensure that our shareholders receive an appropriate return before management can exercise its vested stock options, the awards are issued with a stock price performance hurdle equal to 120% of the grant date closing price of the underlying shares. Once the stock price hurdle is attained for a specified number of days, restrictions start to lapse on stock options at a rate of 1/48 per month for four years. As is the case with PSUs, the CGC relies on an extended vesting period to provide holding power. The CGC relies on Options to reward management for value creation, which is of paramount importance to our shareholders. We issue Options to our executives given the simplicity and transparency of this type of award structure. In recognition that Options could be perceived as motivating the recipient to take excessive risks, the CGC manages the target value of the awards so that they represent significantly less award opportunity than might be realized from PSU awards.

Other Considerations Involving 2016 Equity Awards

As is the case with PRSUs, employees must meet service, performance or market, and a risked-based condition (e.g., Tier 1 Regulatory Capital) in order to receive their performance-based equity awards. The CGC relies on compliance with our Tier 1 Regulatory Capital requirement since it relates our equity capital to our total risk weighted assets, determining our level of capital adequacy. Our NEOs are also subject to stock ownership requirements and holding periods in connection with stock-settled incentive awards. In addition, we will be introducing a mandatory deferral on PSUs starting with the 2017 grant cycle.

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Time-Based Restricted Stock Units

Given our strong pay-for-performance orientation, we typically limit the use of time-based restricted stock awards for our top executives to offers of employment, to enhance holding power (retention) of our stock incentive strategy, or in special situations that are evaluated on a case-by-case basis at the discretion of the CGC.

Overview of Executive Compensation

Compensation Philosophy and Objectives

Our Board of directors views equity compensation as the foundation of our performance, talent and incentive strategies. We rely on equity compensation to motivate recipients to create significant wealth for themselves and our shareholders. Our stock price performance over the past few years has reinforced the attractiveness of equity compensation to our associates, as evidenced by the number of our executives and middle managers who elected to receive PRSUs in lieu of all or in connection with reduced cash bonuses for 2016 performance. Associate participation levels also are increasing in our Employee Stock Purchase Plan. Seacoast provides multiple paths to associate stock ownership. All of these paths lead to higher engagement scores and a unique and differentiating associate and customer experience. The CGC intends to continue to rely on significant performance-based stock awards for our CEO, NEOs and other key associates given the benefits of executive and associate stock ownership for our shareholders.

In terms of the broader aspects of our executive compensation program, we consider: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the desire to structure pay in ways that promotes the evolution of our business strategy in response to emerging opportunities and customer demand for innovative products and services, and 3) the relationship between risk-taking and incentive compensation provided to our executives.

Specific Objectives of our executive compensation program include:

•	Attract and Retain Talented Executives

•	Establish clear and enterprise-wide expectations for growth, return and risk management

•	Alignment with Shareholders

•	Recognize Individual Contributions

•	Encourage Entrepreneurial Thinking

•	Discourage Taking Excessive Risk

Our business and talent strategies dictate that we seek to hire and retain entrepreneurial-minded executives who are focused on value creation, share our values and commitment to effective risk management, and possess the skills required to support our business strategies and to attain our goals and objectives. Our goals are to motivate and reward high performance levels, as well as enhance morale and associate engagement in order to drive superior customer service within our defined risk parameters.

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Determining Executive Compensation

Role of the CGC

The CGC is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the CGC:

•	regularly interacts with our executives in order to make informed decisions on performance, potential, developmental needs and their value to Seacoast;

•	approves our executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;

•	evaluates the performance of the CEO and determines the CEO’s compensation;

•	reviews the performance of other members of executive management and approves their compensation based on recommendations made by the CEO; and

•	assesses our incentive strategies from a risk perspective, ensuring that earnings opportunities strike the right balance between risk and reward and that our executives are not motivated to take excessive risks.

The CGC reviews executive officer compensation to ensure that such compensation supports the business and talent needs of our business and is fully aligned with our compensation philosophies, Company and personal performance, changes in market practices and changes in individual responsibilities.

Role and Independence of the Compensation Consultant

The CGC endeavors to adhere to effective governance practices and principles. As such, our Committee is comprised solely of independent directors. The CGC pursuant to its Charter oversees executive compensation and talented-related considerations, such as succession planning, and our efforts in creating a diverse and inclusive high performance workforce capable of feeding our leadership needs across the Company. The Committee met eight times in 2016. The Committee retained Grant Thornton in 2015 and 2016 to serve as its independent consultant. Grant Thornton attended CGC meetings, including executive sessions, and provided information and advice independent of management and, at the direction of CGC Chairperson, assisted management with various activities that support Seacoast’s executive compensation program. Grant Thornton did not provide any other services to Seacoast. The CGC discussed these considerations pursuant to SEC and NASDAQ rules and concluded that the engagement of Grant Thornton and the services it provided did not raise any conflict of interest.

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Benchmarking and Comparator Group

The CGC relies on market pay data and related research to inform its decision on the construction and expected outcomes of our director and executive compensation programs. In considering peer group construction, the CGC recognizes that Seacoast competes for executive talent against a wide variety of financial services organizations and companies in other industries that rely on or want to acquire the skill sets that our executives offer. As a result, the CGC relies substantially on information developed from a size-appropriate, high-performing core bank industry compensation peer group in its decision process. It also considers, to a lesser extent, the pay strategies employed by large, most admired or innovative financial services companies, and high-performing customer service and technology companies. In terms of assessing the effect of the CGC’s decisions on how we position pay vis-à-vis market, we rely exclusively on pay and performance data developed using our core bank industry compensation peer group or, as needed, from the McLagan Regional Bank Survey.

The 2016 peer group is unchanged from the 2015 peer group, except that Bridge Capital Holdings, which was acquired by Western Alliance, a bank with $16.7 billion in assets, was removed. Our Core Bank Peer Group is now comprised of:

1. Ameris Bancorp (ABCB)	11. Horizon Bancorp (HBNC)
2. BNC Bancorp (BNCN)	12. Lakeland Financial (LKFN)
3. Cardinal Financial (CFNL)	13. Mainsource Financial (MSFG)
4. City Holdings (CHCO)	14. Pacific Premier Bancorp (PPBI)
5. Eagle Bancorp (EGBN)	15. Renasant Corp. (RNST)
6. Enterprise Financial (EFSC)	16. Sterling Bancorp (STL)
7. Fidelity Southern (LION)	17. Stock Yards Bancorp (SYBT)
8. First Long Island Corp. (FLIC)	18. Tompkins Financial (TMP)
9. German American Bancorp (GABC)	19. Washington TR Bancorp (WASH)
10. Great Southern Bancorp (GSBC)

The CGC does not identify a specific target level or percentile of base salary, incentive cash, or the target value of stock-based awards for our named executive officers. Instead, pay outcomes, which include the target value of stock awards to be earned for future performance, initially are determined by internal performance and talent considerations. The CGC then compares its initial thinking on NEO pay actions against market pay levels. Market assessments serve as key points of reference and validation in the CGC’s process. Ensuring that are pay is appropriate positioned appropriately vis-à-vis those organization against which we compete for talent, customers, and investors. Pay for our NEOs always will be sensitive to performance and risk considerations. The CGC expects that for performance reasons NEO pay over-time will fluctuate within an appropriate range of market pay levels.

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Executive Compensation Framework Highlights

Structure	Reasoning
PEER GROUP:
A core peer group of banks of similar size, business model and financial performance, and, for a secondary reference, select companies beyond the banking industry.	Our business model requires us to compete with these groups for executive talent in order to achieve our business objectives related to growth, innovation and profitability.

BASE SALARY, TOTAL  INCENTIVE & TDC:

•     No specific target level or percentile of pay relative to comparable positions

•     Pay decisions reflect the performance of the Company and each executive in relation to prior year pay and performance, planning considerations, and pay relationship to market pay levels and pay practices of  peer group

•     Competitiveness will vary based on performance in terms of the calibration of total incentive awards and amounts ultimately earned from our long-term stock incentive program

• Improve pay for performance linkage • Align pay with overall value of each individual to Seacoast
CASH BONUS:
Performance scorecards serve as the basis for cash bonuses and the target value of performance-based long-term incentive/equity awards	Establish clear expectations for individual goals as well as link with enterprise-wide growth, return and risk management objectives
EQUITY:

•     Simple, performance-based, shareholder-friendly structure with 2 components, PSUs and stock options, both with a long-term emphasis, but weighted more heavily with PSUs

•      Meaningful stock-based award opportunities “right-sized” for company and individual performance considerations and needs

•      Approximately 50% or more of TDC for our named executive officers delivered as performance-based pay.

•     Annual award cycles

•     4-year PSU performance period, with an opportunity for reduced awards after five years

•     Risk considerations serve as an additional vesting requirement on both PSUs and Performance Options

•      PSUs allow for upside in underlying shares, providing direct linkage between potential award payouts and management’s success at driving earnings growth and improving returns without inappropriate risk taking

•      Performance Options first require that shareholders receive a meaningful return before option begins to vest

•     Provide more compensation contingent upon achievement of performance goals or our stock’s performance

•      Aligns more closely with the shareholder interests

•      Continuously recalibrate performance expectations and promote consistent improvement

•      Enhance retention of management team

•      Enhance long-term performance accountability

•      Improves retention

•      Augment alignment with shareholder interests

•      Provide executives with an economic incentive to deliver sustainable results within a risk appropriate framework

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Please note that 2016 was the first year in which the CGC relied on PRSU awards to motivate and retain our NEOs. For this reason, PRSUs are not identified or discussed in the preceding table.

2016 Executive Compensation Actions

Each year the CEO makes a qualitative assessment of NEO performance and the CGC makes a qualitative assessment of CEO performance. The assessment process relies on scorecards that are approved at the start of each year, establishing performance guidelines against which results are compared at the end of the year. Performance ratings are then developed for each NEO, which are used to inform the CGC’s decision regarding pay actions for the corresponding year’s performance. Despite refinements to various aspects of our executive compensation philosophy and the underlying strategies for 2016, the performance assessment process did not change.

The CGC and our CEO rely on qualitative assessments of the performance of our NEOs and other members of senior management team given our accelerated growth, the rapid evolution of business, and the changing demands on our executives. The CGC believes that qualitative assessments of NEO performance for the purpose of compensation, development and advancement continue to serve the best interests of our shareholders.

The culmination of the CGC’s activities in regards to CEO and NEO performance and pay are reflected in the following tables.

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Compensation Paid to Chief Executive Officer in 2016

Dennis. S. Hudson, III, Chairman of the Board and Chief Executive Officer

Key Influences in the CGC’s Decision Process	2016 Pay Outcomes

•      Achievement of adjusted EPS[1] goal of $1.00 for FY16; leading contributor to our efforts to attain this goal to the benefit of our shareholders

•      Adjusted net income[1] of $37.5 million compared to $25.3 million in 2015

•      Adjusted return on tangible common equity[1] for 4Q16 of 13.1%, representing a 480 basis point improvement from 4Q15 of 8.3%

•      Enhanced executive talent and performance management system to drive improved accountability and performance by executive management

•      Strong credit quality and appropriate risk management

•      No major risk operational risk failures and significant upgrades and oversight in our risk management capabilities, across the Company in general and in regards to compensation and retail sales related risks in particular

•      Successful integration of Floridian and Orlando BMO franchises

•      Attainment of growth and strategic initiatives measured by household growth, accretive acquisitions, increased percentages of new accounts and loans originated through alternative channels, and a lower fixed cost structure

•      Implementation of plan to improve operating leverage and customer experience via channel optimization

•      Associate engagement and enterprise-wide alignment with the business strategy

•      Heightened community and investor outreach and engagement

•      No Base Salary Increase

•      Replaced Bonus by increasing the target value of the Performance-based Equity award granted in April 2017 for 2016 performance as compared to 2015 Bonus of $100,000

•      Performance-based equity (PSU granted in 2016) valued at $357,489 compared to $454,049 in 2015

•      Performance Option valued at $175,881 compared to $39,773 in 2015

•      All Other Compensation of $33,530

•      Bonus equivalent cash value of $140,000 to be used as an input in our CIC calculations.

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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Compensation Paid to Our Other Named Executive Officers in 2016

Charles K. Cross, Jr., Executive Vice President, Commercial Banking

Key Influences in the CGC’s Decision Process	2016 Pay Outcomes

•      Achievement of adjusted EPS[1] goal of $1.00 for FY16

•      Adjusted Net Income[1] of $37.5 million compared to $25.3 million in 2015

•      Adjusted return on tangible common equity[1] for 4Q16 of 13.1%, representing a 480 basis point improvement from 4Q15 of 8.3%

•      No major risk operational risk failures

•      Contributions to enterprise-wide business transformation efforts

•      Line of Business and Specialty Line of Business performance, on average, of 146% of goal

•      Development and successful implementation of business process improvements regarding sales function

•      Development and successful implementation of talent and staffing initiatives

•      Enhanced and advanced customer engagement scores

•      Annualized Base Salary increase to $300,000 effective April 1, 2016 compared to an annualized 2015 Base Salary of $275,000

•      PRSUs with a target award value of $210,000 granted in lieu of a cash bonus compared to a 2015 cash bonus of $125,000

•      Performance-based equity (PSU granted in 2016) valued at $168,992 compared to $249,443 in 2015

•      Performance Option valued at $83,144 compared to $21,850 in 2015

•      All Other Compensation of $23,165

•      Bonus Equivalent Cash Value of $150,000 to be used as an input in our CIC calculations

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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David D. Houdeshell, Executive Vice President, Chief Risk Officer

Key Influences in the CGC’s Decision Process	2016 Pay Outcomes

•      Achievement of adjusted EPS[1] goal of $1.00 for FY16

•      Adjusted Net Income[1] of $37.5 million compared to $25.3 million in 2015

•       Adjusted return on tangible common equity[1] for 4Q16 of 13.1%, representing a 480 basis point improvement from 4Q15 of 8.3%

•      No major risk operational risk failures

•      Contributions to enterprise-wide business transformation efforts

•      Maintained credit quality metrics during a high growth year

•      Successful implementation of Credit Origination System for small business loans

•      Developed and implemented significant enhancements to our enterprise and operational risk capabilities through new programs, systems and performance analytics

•      Effective partnering with other functions in the development and launch of new products and services

•      No Base Salary increase.

•      PRSUs with a target award value of $140,000 granted in lieu of a cash bonus compared to a 2015 cash bonus of $75,000

•      Performance-based equity (PSU granted in 2016) valued at $90,995 compared to $163,559 in 2015

•      Performance Option valued at $44,769 compared to $14,327 in 2015

•      All Other Compensation of $11,141

•      Bonus Equivalent Cash Value of $100,000 to be used as an input in our CIC calculations

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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Charles M. Shaffer, Executive Vice President, Community Banking

Key Influences in the CGC’s Decision Process	2016 Pay Outcomes

•      Achievement of adjusted EPS[1] goal of $1.00 for FY16; major contributor to our efforts to attain this goal to the benefit of our shareholders

•      Adjusted Net Income[1] of $37.5 million compared to $25.3 million in 2015

•      Adjusted return on tangible common equity[1] for 4Q16 of 13.1%, representing a 480 basis point improvement from 4Q15 of 8.3%

•      Double digit growth in consumer and small business commitments

•      Successful development and implementation of sales and service transformation strategies

•      Double digit growth in trust revenue and highest year ever in terms of growth in new trust assets

•      Changed the mindset of Community Banking team members to one of a high performing organization that consistently wins in the marketplace by providing a unique and differentiating customer experience

•      Ongoing leadership of and contributions to our business transformation and strategy efforts

•      Annualized Base Salary increase to $300,000 effective April 1, 2016 compared to an annualized 2015 Base Salary of $250,000

•      PRSUs with a target award value of $259,000 granted in lieu of a cash bonus compared to a 2015 cash bonus of $100,000

•      Performance-based equity (PSU granted in 2016) valued at $146,244 compared to $204,606 in 2015

•      Performance Option valued at $71,952 compared to $17,923 in 2015

•      All Other Compensation of $19,901

•      Bonus Equivalent Cash Value of $185,000 to be used as an input in our CIC calculations

Stephen A. Fowle, Executive Vice President, & Chief Financial Officer

The CGC took separate actions for Mr. Fowle given his departure from the Company on March 31, 2017. Details are provided in the section below entitled “Transition Agreement with CFO”.

1 Non-GAAP measure; refer to Appendix A - Informtion Regarding Non-GAAP Financial Measures.

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Other Elements of the 2016 Compensation Program for Executive Officers

Change in Control Benefits

We provide change in control benefits to the named executive officers to encourage them to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential change in control of the Company. These agreements are described under “Employment and Change in Control Agreements”, and detailed information is provided under “2016 Other Potential Post-Employment Payments.”

In the event that our NEOs qualify for change-in-control severance benefits, a portion of the payments they might receive are a function of highest paid bonus or average bonus paid for the three-year period preceding the year in which a change-in-control (“CIC”) occurs. While issuing PRSUs in lieu of cash bonuses, or in the case of our CEO increasing the value of his performance-based equity award, creates multiple potential benefits, the CGC recognized that it also disadvantaged our NEOs if a CIC occurs. Specifically, as none of our NEOs received a cash bonus for 2016 performance, under the terms of their agreements their highest paid or average bonus paid for the purpose of CIC severance benefits will reflect a zero value for a performance year in which a high value bonus otherwise would have been paid.

In response to the unintended negative consequence created by granting PRSUs in lieu of cash bonuses for 2016 performance or in the case of our CEO increasing the target value of his performance-based equity award, the CGC approved the same bonus cash equivalent values that it relied on in determining the value of PRSU awards. An analysis of the impact of a zero cash bonus and the bonus equivalent cash value for each of our continuing NEOs appears in the following table.

Cash Bonus CIC Severance Input Analysis, 2014-2016

Per Agreement:	D. Hudson	C. Cross	D. Houdeshell	C. Shaffer
2014 Cash Bonus	$0	$80,000	$35,000	$48,100
2015 Cash Bonus	$100,000	$125,000	$75,000	$100,000
2016 Cash Bonus	$0	$0	$0	$0
CIC Severance Input	$100,000	$68,333	$36,667	$49,367

Per CGC Directive:	D. Hudson	C. Cross	D. Houdeshell	C. Shaffer
2016 Cash Equivalent Bonus	$140,000	$150,000	$100,000	$185,000
Modified CIC Severance Input	$140,000	$118,333	$70,000	$111,033

CIC severance benefits attributable to cash bonus for Mr. Hudson reflect the highest value payment he receives during the three-years prior to a transaction. CIC severance benefits attributable to cash bonuses for our other continuing NEOs reflect the value of average cash bonus they receive during the three-years prior to a transaction. A CIC and job loss must occur within a stated period of time before our executives will be eligible to receive CIC severance benefits.

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Retirement and Employee Welfare Benefits

We sponsor a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans, and make contributions to them, to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement.

The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”

In addition to our retirement programs, we provide employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the named executive officers, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.

The Bank provides supplemental disability insurance to certain members of executive management, including the named executive officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70% of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2016, the Company paid a total of $4,917 for supplemental disability insurance for the named executive officers.

The retirement and employee welfare benefits paid by the Company for the named executive officers that are required to be disclosed in this proxy statement are included below in the “Summary Compensation Table,” the “Components of All Other Compensation,” and the “Nonqualified Deferred Compensation Table,” and are described in the footnotes thereto.

Executive Perquisites

We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining certain executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For additional details regarding the executive perquisites, see below the “Summary Compensation Table” and the “Components of All Other Compensation.”

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Risk Analysis of Executive Compensation

In 2016, the CGC and our Chief Human Resources Officer conducted a risk assessment of our compensation plans and programs to determine whether our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on incentive compensation plans which provide variable compensation to employees based upon performance of the Company, one of its subsidiaries or business units, or the individual employee. The incentive plans are designed to provide a strong link between performance and pay.

In light of the review, the Company concluded that the compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The Company also concluded that risks can be effectively monitored and managed. The CGC will continue to consider compensation risk implications when making decisions regarding our compensation programs.

Risk Analysis of Retail Sales Incentive Plans

Seacoast initiated a proactive review of our retail sales incentive plans in May 2016. Management, including our Chief Risk Officer, Chief Human Resources Officer, and head of Community Banking, initiated this effort in connection with our ongoing enterprise-wide business transformation efforts. After speaking to a number of third party firms, Seacoast engaged McLagan Partners (“McLagan”), to lead the effort. We asked McLagan to provide an independent assessment of the alignment of our retail sales incentive plans with industry best practices and our business and customer strategies. We also asked McLagan to identify and recommend action in regards to any potential points of concern that could motivate our incentive eligible associates to engage in inappropriate, unsafe or unsound sales practice.

McLagan presented its findings and recommendations to management in August 2016. Management reviewed McLagan’s work and, in response, developed a Phase I implementation Plan that is currently underway. Our Phase I Implementation Plan is resulting in modifications to our plans and how we oversee and manage incentive-related risks. One example is the formation of our Incentive Oversight Committee (“IOC”), which we established in the Fall of 2016. Our senior leaders, including those identified above, serve on the IOC. The IOC benefits Seacoast by providing centralized oversight of our retail sales incentive plans and other incentive plans. The IOC also ensures that we are making satisfactory progress on our Phase I Implementation activities, which we intend to expand in the future. The expanded effort will encompass other incentive eligible associates in different areas of the Company. It also will enhance and advance the existing controls and governance of our incentive plans, along with the supporting training and performance management processes.

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Clawback Policy

We have adopted a Compensation Recoupment Policy to recover, to the extent practicable and appropriate, incentive compensation from any executive officer when:

•	the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of a restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and

•	a lower payment or award would have been made to the executive officer based upon the restated financial results.

The policy is available on our website at www.SeacoastBanking.com. The policy, as written, anticipates the final rules implementing the clawback provision of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, but will be amended, if necessary, when final regulations are issued by the SEC.

Hedging and Pledging Policy

The Company has adopted a hedging and pledging policy. The policy prohibits our employees, including our executive officers and directors, from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales.

In addition, directors and executive officers are required to obtain advance approval of any pledging of Company shares as collateral for loans, including holding Company shares in margin accounts. The policy also limits pledging to reasonable purposes (as defined in the policy) and limits the value of the securities pledged in connection with a loan or other indebtedness to $250,000.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for its officers and directors, as described below:

Holding Requirement
Individual/Group	Stock Ownership Target	Before Ownership Target Met	After Ownership Target Met
Chief Executive Officer	5 times annual base salary	75% of net shares until target number of shares is met	50% of net shares held for one year after vesting/ exercise
Other Senior Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual retainer

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Our executive compensation program is designed to allow a participant to earn targeted ownership over a reasonable period, usually within four years, provided individual and Company targets are achieved and provided the participant fully participates in the program. “Net Shares” means shares of stock in excess of those sold or withheld to satisfy the minimum tax liability upon vesting or conversion. CEO Dennis S. Hudson, III and CFO Stephen A. Fowle have met the stock ownership guidelines. The other named executive officers, two of whom have been in senior executive officer positions for less than four years, have not yet met the established stock ownership guidelines.

Impact of Deduction Limit

Code Section 162(m) generally establishes, with certain exceptions, a $1 million deduction limit for all publicly held companies on compensation paid to an executive officer in any year. The CGC gives strong consideration to the deductibility of compensation in making its compensation decisions for executive officers, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives with the goal of creating long-term shareholder value. The CGC reserves the right to pay executives’ compensation that is not deductible under Section 162(m).

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2017 Compensation Actions

The CGC met in March 2017 and approved a number of changes to our equity incentive strategy, starting with this year’s grant cycle. These changes were made in direct response to shareholder feedback and to ensure that our performance-based equity strategies continue to support our governance and risk management efforts. Specifically:

Impetus for Change	Design Changes
Shareholder feedback that our executives needs to own more shares of Seacoast stock

•    PRSUs were granted in lieu of cash bonuses for 2016 performance

•    Performance period for new PSU awards reduced from four years to three years, accelerating the rate at which our executives accumulate shares of Seacoast stock if we perform

•    Vesting period for new Option awards reduced from four years to three years, accelerating the rate at which our executives have the right to exercise their options and receive shares of our common stock

Shareholder feedback that Seacoast needs to perform at levels that equal or exceed the industry

•    PSU metrics changed from cumulative earnings with a modifier based on Return on Tangible Common Equity (“ROTCE”) to three-year compound annualized growth in EPS and average return on equity, which our shareholders views as key indicators of our performance

•    Option performance feature modified so that the stock price vesting hurdle used for prior awards is replaced by a premium option feature for new awards whereby the exercise price of the option is set above the face value of the closing stock price on the date of grant, placing shareholders in front of management for value realized through stock price appreciation

Governance Considerations

•    Reduced PSU performance period, allowing for direct and relevant pay and performance comparisons with industry competitors and alternative investments that share our risk profile

•    Increased the transparency of our PSU program and performance goals by replacing a single type of PSU award with two types of PSU awards. Starting with PSUs granted in April 2017, one type of PSU will be earned for compound annualized growth in EPS and one type of PSU will be earned for average return on equity.

Risk-Considerations

•    Implemented a mandatory deferral feature on new PSU awards so that settlement of 50% of any shares earned for performance will be delayed for an additional 12 months

•    Maintained the 12-month stock holding requirement on 50% of the net shares received upon the exercise of options

•    Maintained service and risk-based vesting requirements on all new performance-contingent and performance-based equity awards and options

•    Continue to grant options with a target value significantly less than the target value of PSU awards and, in most years, and total incentive award values

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COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.

This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2017 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee:

H. Gilbert Culbreth, Jr., Chair
Julie H. Daum
Maryann Goebel

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EXECUTIVE COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

The table below sets forth the elements that comprise total compensation for the named executive officers of the Company for the periods indicated.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Position	Year	($) (1)	($) (2)		($) (3)	($) (3)	($)	($) (4)	($)

Dennis S. Hudson, III	2016	550,000	—		357,489	175,881	—	33,530	1,116,900
Chairman & CEO of	2015	537,852	100,000		454,049	39,773	—	42,434	1,174,108
Seacoast and Bank	2014	500,000	—		264	111,168	—	24,669	636,101

Stephen A. Fowle	2016	330,000	—		97,486	47,968	—	2,750	478,204
EVP & CFO of Seacoast	2015	243,903	150,000	(5)	757,998	—	—	93,216	1,245,117
and Bank

Charles K. Cross, Jr.	2016	293,750	—		168,992	83,144	—	23,165	569,051
EVP, Commercial Banking	2015	273,333	125,000		249,443	21,850	—	29,285	698,911
of Bank	2014	257,500	80,000		128,956	55,584	—	28,051	550,091

David D. Houdeshell	2016	265,000	—		90,995	44,769	—	11,141	411,905
EVP & Chief Risk Officer of	2015	262,500	75,000		163,559	14,327	—	17,911	533,297
Seacoast and Bank	2014	250,000	35,000		264	55,584	—	15,227	356,075

Charles M. Shaffer	2016	287,499	—		146,244	71,952	—	19,901	525,596
EVP, Community Banking	2015	248,333	100,000		204,606	17,923	—	22,218	593,080
of Bank	2014	220,000	48,100		116,634	55,584	—	24,550	464,868

(1)	A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan (“EDCP”), the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

(2)	Cash bonuses earned for FY16 performance were replaced with performance-based stock awards for our CEO and with restricted stock units for our other executive officers, each of which were granted in 2017 and, pursuant to proxy rules, are not reported in 2016 compensation.

(3)	Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes and does not correspond to the actual value that the named executives will realize from the award. For additional information regarding such grants, see “Compensation Discussion and Analysis - Elements of the 2016 Compensation Program for Executive Officers - Equity Awards.” See also “2016 Grants of Plan-Based Awards” below.

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Each of our executive officers received PSUs. With respect to the PSU awards, the grant date fair value included in the table assumes that target performance is achieved. The maximum value for each executive as of the grant date, assuming the highest level of performance will be achieved, is:

Name	Target Value In Table Above	Maximum Value
Dennis S. Hudson, III	$357,489	$625,611
Stephen A. Fowle	$97,486	$170,608
Charles K. Cross, Jr.	$168,992	$295,733
David D. Houdeshell	$90,995	$159,241
Charles M. Shaffer	$146,244	$255,927

(4)	Additional information regarding other compensation is provided in “2016 Components of All Other Compensation” below.

(5)	Cash incentive award guaranteed in offer letter dated February 10, 2015.

2016 COMPONENTS OF ALL OTHER COMPENSATION

	Company Paid
	Contributions	Company Paid
	to Retirement	Contributions	Car	Cell Phone	Other
Name	Savings Plan	to EDCP (1)	Allowance	Allowance	Perquisites		Total
Dennis. S. Hudson, III	$16,097	$8,433	$9,000	—	—		$33,530
Stephen A. Fowle	$2,750	—	—	—	—		$2,750
Charles K. Cross, Jr.	$11,430	—	$9,000	540	2,194	(2)	$23,165
David D. Houdeshell	$10,600	—	—	540	—		$11,141
Charles M. Shaffer	$9,150	$1,750	$9,000	—	—		$19,901

(1)	Earned in reporting year, but contributed in following year. Also reported in the “Nonqualified Deferred Compensation Table.”
(2)	Includes $2,074 for personal use of club membership and $120 for gym membership.

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2016 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning plan-based awards granted during 2016 to the named executive officers.

					All Other	All Other
					Stock	Option
					Awards:	Awards:			Grant Date
		Estimated Future Payouts			Number	Number of		Exercise or	Fair Value
		Under Equity Incentive			of Shares	Securities		Base Price	of Stock
		Plan Awards			of Stock	Underlying		of Option	and Option
	Grant	Threshold	Target	Maximum	or Units	Options		Awards	Awards (1)
Name	Date	(#)	(#)	(#)	(#)	(#)		($/Sh)	($)
Dennis S. Hudson, III	2/29/2016	12,061	24,122	42,214	—				357,489
	2/29/2016					51,956	(2)	14.82

Stephen A. Fowle	2/29/2016	3,289	6,578	11,512	—			—	97,486
	2/29/2016					14,170	(2)	14.82

Charles K. Cross, Jr.	2/29/2016	5,702	11,403	19,955	—			—	168,992
	2/29/2016					24,561	(2)	14.82

David D. Houdeshell	2/29/2016	3,070	6,140	10,745	—			—	90,995
	2/29/2016					13,225	(2)	14.82

Charles M. Shaffer	2/29/2016	4,934	9,868	17,269	—			—	146,244
	2/29/2016					21,255	(2)	14.82

(1)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Option with two-tiered vesting as described under “Design Highlights of Equity Awards Issued in FY16 – Performance Stock Options”. The performance criteria were met and option began vesting in 1/48th share increments on December 1, 2016, subject to continuing service requirements.

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Employment and Change in Control Agreements

The Company and the Bank currently maintain employment and change in control agreements with certain of the Company’s executive officers, the terms of which are described in more detail below.

Employment Agreement with Mr. Hudson

In December 18, 2014, the Company and the Bank entered into an employment agreement with Dennis S. Hudson, III. The new employment agreement replaced the previous employment agreement between Mr. Hudson and Seacoast and the Bank dated January 18, 1994, as amended December 31, 2008, and the change of control agreement between these parties dated December 24, 2003.

The new employment agreement has an initial term of three (3) years. Under the agreement, Mr. Hudson receives a minimum base salary of $500,000 per year, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Hudson may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

Under the agreement, if Mr. Hudson is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accumulated Obligations”). The employment agreement also contains provisions for termination upon Mr. Hudson’s death or permanent disability.

The agreement also provides for termination upon the occurrence of a change in control. If Mr. Hudson resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times his base salary in effect on the date of separation, b) two times a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Cash Bonus”), and c) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Hudson resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times his base salary in effect on the date of separation, b) three times the Cash Bonus; and c) Continuing Benefits for 36 months.

In addition, under the agreement, Mr. Hudson is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation.

For a further discussion of the payments and benefits to which Mr. Hudson would be entitled upon termination of his employment see “2015 Other Potential Post-Employment Payments.”

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Change in Control Agreement with Chief Financial Officer

The Company entered into a change in control employment agreement with Stephen A. Fowle (referred to here as the “Executive”) on August 6, 2015, as previously agreed to in his offer letter dated February 10, 2015. This agreement terminated with Mr. Fowle’s departure from the Company on March 31, 2017. The change in control agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the period (the “Change in Control Period”) to trigger the agreement.

The agreement provides that, once a change in control has occurred, the Executive and the Company agree to continue, for the Change in Control Period, the Executive’s employment in the same position as held in the 120 day period prior to the change in control. If the Executive is terminated for “cause” or resigns without “good reason,” as defined in the agreement, the Executive will receive payment of his base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (collectively, the “Accrued Obligations”). If the Executive resigns for “good reason” or is terminated “without cause,” the Executive will receive: 1) the Accrued Obligations; 2) a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Executive’s date of termination and the denominator of which is 365); 3) an amount equal to the Executive’s annual base salary in effect on the date of termination, plus the Highest Bonus; and 4) health and other welfare benefits, as defined in the agreement, for one year following termination. In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination and shall remain exercisable for the period of time set forth in the applicable option agreement. The Executive is required to execute a release of claims as a condition to receipt of severance under the CIC Agreement.

Change in Control Agreements with Other Named Executive Officers

The Company entered into change in control employment agreements with Messrs. Cross, Houdeshell and Shaffer (each referred to here as the “Executive” or by name) on September 21, 2016. The CIC agreement with each Executive supersedes the previous change in control agreement between each Executive and the Company dated October 28, 2014. The new agreement: 1) eliminates the excise tax gross-up payment contained in the 2014 agreements and ii) does not provide benefits that are paid before a change in control closes or if the acquirer retains the executive.

Each agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the period (the “Change in Control Period”) to trigger the agreement. The agreement provides that, once a change in control has occurred, the Company agrees to continue the employment of the Executive subject to the contract for a one-year period, in a comparable position as the Executive held in the 120-day period prior to the change in control, and with the same annual base pay and target bonus opportunity. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the agreement, during the one-year period following a change in control, the Executive will receive:

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•	cash severance equal to a multiple (two times, for Messrs. Cross and Shaffer, and one times for Mr. Houdeshell) of the sum of (i) Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”);
•	a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and
•	health and other welfare benefits, as defined in the agreement, for a period of time following termination (18 months for Messrs. Cross and Shaffer, and 12 months for Mr. Houdeshell).

The Executive is required to execute a release of claims as a condition to receipt of severance under the CIC Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the company any reason other than for death or disability, or by the Executive for Good Reason, protective covenants regarding non-competition, non-solicitation of protected customers; non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

Transition Agreement with CFO

On February 3, 2017, the Bank entered into a Transition Agreement with Stephen A. Fowle which became effective on February 10, 2017, related to his decision to stepdown as CFO and his termination of employment with the Company on March 31, 2017. The agreement provides that Mr. Fowle will be entitled to certain severance benefits upon the execution of a mutual release of claims against the Bank and its affiliates. The release of claims was signed on March 30, 2017 and becomes became effective on March 31, 2017. Pursuant to the terms of the Transition Agreement, Mr. Fowle will be entitled to receive a payment in the amount of $165,000 no later than 15 days following the effective date of the release. Mr. Fowle will be entitled to receive an additional payment in the amount of $82,500 on October 1, 2017 in the event Mr. Fowle has not obtained new employment. Subject to certain exceptions, Mr. Fowle will not be entitled to such additional payment in the event he has obtained new employment on or before such date. The Bank will make a lump sum payment to Mr. Fowle equal to 18 months of certain COBRA insurance premiums. In addition, certain of Mr. Fowle’s unvested and outstanding shares of restricted stock will vest and certain unvested and outstanding performance options will vest and become exercisable. The Transition Agreement requires Mr. Fowle be subject to certain restrictive covenants, which include non-solicitation of Bank customers and employees, and non-disclosure of confidential and proprietary information about the Bank, its employees, customers and clients.

For a further discussion of the benefits and payments provided for under these agreements see “2016 Other Potential Post-Employment Payments.”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016

The following table sets forth certain information concerning outstanding equity awards as of December 31, 2016 granted to the named executive officers. This table includes the number of shares of common stock covered by both exercisable options, non-exercisable options or stock appreciation rights (“SARs”), and unexercised unearned options or SARs awarded under an equity incentive plan that were outstanding as of December 31, 2016. Also reported are restricted stock units and restricted stock awards, and their market value, that had not vested as of December 31, 2016.

	OPTION AWARDS
										Equity incentive plan		Equity incentive plan awards:
									Market Value of	awards: number of		market or payout value of
	Number of Securities		Number of Securities		Option	Option	Number of Shares or		Shares or Units of	unearned shares, units or		unearned shares, units or
Name	Underlying Unexercised Option (#) Exercisable		Underlying Unexercised Option (#) Unexercisable		Exercise Price ($)	Expiration Date	Units of Stock That Have Not Vested (1) (#)		Stock That Have Not Vested (2) ($)	other rights that have not Vested (#)		other rights that have not Vested (2)($)
	14,627	(3)	—		111.10	04/02/2017
	11,640		7,760	(4)	11.00	06/28/2023
	33,333		16,667	(5)	10.54	04/29/2024
Dennis S. Hudson, III	6,755		11,220	(6)	12.63	01/29/2023
	1,102		50,854	(7)	14.82	02/29/2024
							42,786	(8)	943,859
										35,950	(9)	793,057
										24,122		532,131

Stephen A. Fowle	305		13,865	(7)	14.82	02/29/2024
							34,223	(11)	754,959
										6,578	(10)	145,111

	1,440		960	(4)	11.00	06/28/2023
	16,667		8,333	(5)	10.54	04/29/2024
Charles K. Cross Jr.	3,725		6,150	(6)	12.63	01/29/2023
	544		24,017	(7)	14.82	02/29/2024
							976	(12)	21,531	19,750	(9)	435,685
							17,866	(8)	394,124	11,403	(10)	251,550

	2,520		1,680	(4)	11.00	06/28/2023
	16,667		8,333	(5)	10.54	04/29/2024
	2,455		4,020	(6)	12.63	01/29/2023
David D. Houdshell	300		12,925	(7)	14.82	02/29/2024
							17,829	(8)	393,308
										12,950	(9)	285,677
										6,140	(10)	135,448

	993	(3)	—		111.10	04/02/2017
	1,440		960	(4)	11.00	06/28/2023
	16,667		8,333	(5)	10.54	04/29/2024
Charles M. Shaffer	3,060		5,040	(6)	12.63	01/29/2023
	481		20,774	(7)	14.82	02/29/2024
							16,333	(8)	360,306
										16,200	(9)	357,372
										9,868	(10)	217,688

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(1)	During the vesting period, the named executive officer has full voting and dividend rights with respect to the restricted stock, but does not have dividend rights with respect to the units until the performance criteria has been met.

(2)	For the purposes of this table, the market value is determined using the closing price of the Company’s common stock on December 31, 2016 ($22.06).

(3)	Represents fully-vested stock-settled stock appreciation rights granted to the named executive officer on April 2, 2007.

(4)	Represents option to purchase common stock, of which one-half of the unexercisable shares covered by this award will vest on June 28, 2017, and the remaining unexercisable shares will, as long as named executive officer remains employed by the Company, vest on June 28, 2018.

(5)	Represents option to purchase common stock, of which the remaining shares will, as long as named executive officer remains employed by the Company, vest on April 29, 2017.

(6)	Represents option to purchase common stock; the shares covered by this award began vesting in 1/48th share increments on August 1, 2015, and the remaining shares will, as long as named executive officer remains employed by the Company, vest in 1/48th increments each month thereafter.

(7)	Represents option to purchase common stock; the shares covered by this award began vesting in 1/48th share increments on December 1, 2016, and the remaining shares will, as long as named executive officer remains employed by the Company, vest in 1/48th increments each month thereafter.

(8)	Restricted stock units granted on June 28, 2013 and August 1, 2014 which were subject to performance requirements over a period ending December 31, 2015. The performance requirements were met and one-half of the indicated shares vest each year on December 31, 2017 and December 31, 2018.

(9)	Represents performance-vesting restricted stock units granted on January 29, 2015, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2018.

(10)	Represents performance-vesting restricted stock units granted on February 29, 2016, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2019. The awards are more fully described above under “2016 Equity Awards–Performance Share Unit (“PSU”) Awards”.

(11)	Represents time-vested restricted stock award of common stock granted to Mr. Fowle on May 12, 2015, of which 16,856 shares covered by this award vested on March 15, 2017, and the remaining 17,367 shares vested on March 31, 2017 pursuant to the Transition Agreement between Mr. Fowle and the Company described above.

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(12)	Represents time-vested restricted stock award of common stock granted to Mr. Cross on April 1, 2013. One-half of the outstanding shares vested on April 1, 2017, and the remaining shares will, as long as Mr. Cross remains employed by the Company, vest on April 1, 2018.

2016 OPTION EXERCISES AND STOCK VESTED

The following table reports the exercise of stock options, and vesting of stock awards or similar instruments during 2015, granted to the named executive officers and the value of the gains realized on vesting. No stock options were exercised in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dennis S. Hudson, III	41,261	$793,195

Stephen A. Fowle	16,885	$254,964

Charles K. Cross, Jr.	9,420	$204,843

David D. Houdeshell	14,477	$286,591

Charles M. Shaffer	10,286	$214,422

2016 NONQUALIFIED DEFERRED COMPENSATION

The following table discloses, for each of the named executive officers, contributions, earnings and balances during 2016 under the Executive Deferred Compensation Plan, described below.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	Last Fiscal
Name	Year ($)	Year ($) (1)	Year ($) (2)	($)	Year End ($)
Dennis. S. Hudson, III	5,590	8,433	109,180	—	840,570	(3)
Stephen A. Fowle (4)	—	—	—	—	—
Charles K. Cross, Jr. (4)	—	—	—	—	—
David D. Houdeshell (4)	—	—	—	—	—
Charles M. Shaffer	5,930	1,750	744	—	10,997

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(1)	Total amount included in the All Other Compensation column of the Summary Compensation Table. This amount was contributable in 2016, but was credited to the account of the named executive officer in 2017.

(2)	None of the earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

(3)	Includes $252,296 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

(4)	Messrs. Fowle, Cross, and Houdeshell were not participants in the Executive Deferred Compensation Plan in 2016.

Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan is designed to permit a select group of management and highly compensated employees, including two of the current named executive officers (Messrs. Hudson and Shaffer), to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions that are precluded under the Company’s Retirement Savings Plan as a result of limitations imposed under ERISA.

The Executive Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Code Section 409A and the underlying final regulations. As a result, each participant account is separated into sub-accounts to reflect:

•	contributions and investment gains or losses that were earned and vested on or before December 31, 2004, and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”); and

•	contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).

A participant’s elective deferrals to the Executive Deferred Compensation Plan are immediately vested. The Company contributions to the Executive Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Retirement Savings Plan, with full vesting after four years of service. If a participant would become immediately vested in his Company contributions under the Retirement Savings Plan for any reason (such as death, disability, or retirement on or after age 55), then he would also become immediately vested in his account balance held in the Executive Deferred Compensation Plan.

Each participant directs how his account in the Executive Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

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All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service with the Company, he will receive the balance of his account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:

•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years.

A participant may change his existing distribution election relating to Non-Grandfathered Benefits only in very limited circumstances. Upon death of the participant, any balance in his account will be paid in a lump sum to his designated beneficiary or to his estate.

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2016 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The following table quantifies, for each of the named executive officers, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements,” assuming that the triggering event occurred on December 31, 2016. The closing market price of the Company’s common stock on that date was $22.06 per share. None of the named executive officers would be eligible for any of these payments if they were terminated for cause.

	Term (in			Value of Other Annual	Total Value of Outstanding Stock		In-the-Money Value of Outstanding Stock Option		Total Value of
Name	years) (#)		Cash Severance ($)	Benefits ($)	Awards that Immediately Vest ($)		Awards or SARs that Immediately Vest ($)		Benefit ($)
Dennis S. Hudson, III
Upon Termination without Cause or with Resignation for Good Reason(1)	2	(2)	1,300,000	4,240	—		—		1,304,240
Upon Death or Disability(1)	2	(2)	1,100,000	4,240	2,269,070	(3)	751,817	(3)	4,125,127
Upon Termination Following a Change-in-Control(1)	3		1,950,000	6,360	2,269,070	(3)	751,817	(3)	4,977,247
Upon Change-in-Control without Termination	—		—	—	2,269,070	(3)	751,817	(3)	3,020,887
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	943,881	(3)	277,830	(3)	1,221,711
Stephen A. Fowle
Upon Termination without Cause or with Resignation(4)	—		397,000	2,120	754,959		100,383		1,254,462
Upon Death or Disability	—		—	—	900,070	(3)	100,383	(3)	1,000,453
Upon Termination Following a Change-in-Control(5)	1		630,000	2,120	900,070		100,383		1,632,573
Upon Change-in-Control without Termination	—		—	—	900,070	(3)	100,383	(3)	1,000,453
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	754,959	(3)	—	(3)	754,959
Charles K. Cross Jr.
Upon Death or Disability	—		—	—	1,102,956	(3)	338,491	(3)	1,441,447
Upon Termination Following a Change-in-Control(6)	2		805,000	3,038	1,102,956		338,491		2,249,485
Upon Change-in-Control without Termination	—		—	—	1,102,956	(3)	338,491	(3)	1,441,447
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	415,722	(3)	106,614	(3)	522,336
David D. Houdshell
Upon Death or Disability	—		—	—	814,433	(3)	246,063	(3)	1,060,496
Upon Termination Following a Change-in-Control(6)	1		338,333	1,991	814,433		246,063		1,400,820
Upon Change-in-Control without Termination	—		—	—	814,433	(3)	246,063	(3)	1,060,496
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	393,308	(3)	114,577	(3)	507,885
Charles M. Shaffer
Upon Death or Disability	—		—	—	935,476	(3)	304,545	(3)	1,240,021
Upon Termination Following a Change-in-Control(6)	2		658,100	2,958	935,476		304,545		1,901,079
Upon Change-in-Control without Termination	—		—	—	935,476	(3)	304,545	(3)	1,240,021
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	360,416	(3)	106,614	(3)	467,030

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(1)	As provided for in Mr. Hudson’s employment agreement, the Bank would continue to pay to Mr. Hudson or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under Term. In addition, the Bank would continue to pay the insurance premium for Mr. Hudson, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the term indicated or until his earlier death. In the case of termination without cause or resignation for good reason, Mr. Hudson’s severance for the Term also would include an amount equal to his highest annual bonus for the previous three full fiscal years. In the case of termination without cause or resignation for good reason within twelve months following a change in control, severance payments would be made in a lump sum.

(2)	The initial term of agreement is three years, but benefits under the agreement are paid for the Term as indicated in the table.

(3)	As provided for in the award document. Starting with awards granted in January 2015, there is no vesting of equity in a change in control if the award is assumed by the surviving entity or otherwise equitably converted or substituted.

(4)	As provided for in the Transition Agreement with Mr. Fowle described above, which became effective on February 10, 2017. Mr. Fowle’s last day with the Company was March 31, 2017, terminating the payments which would be made under the Change in Control Agreement and triggering payment as provided under the Transition Agreement.

(5)	As provided for change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus, multiplied by the Term as indicated in the table. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s highest annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, the Company will pay or provide to the executive officer or eligible dependents with similar medical, prescription, dental, and vision insurance plans benefits paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.

(6)	As provided for in the respective change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus, multiplied by the Term as indicated in the table. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s average annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, the Company will pay or provide to the executive officer or eligible dependents “Welfare Benefits”, for a period of 18 months for Messrs. Cross and Shaffer and 1 year for Mr. Houdeshell. “Welfare Benefits” include similar medical, prescription, dental, and vision insurance plans benefits paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Seacoast views talent as our primary competitive advantage. Our talent focus starts with our non-employee directors, the individuals appointed to act on behalf of shareholders by overseeing critical aspects of our business strategy, operations, risk management and governance efforts. Our belief is that superior talent in the board room will generate exceptional levels of customer service, financial performance and, ultimately, superior shareholder returns compared to alternative investments. To this end, the Board is committed to identifying the best available talent to make meaningful contributions to our business and fully execute its duties and responsibilities on behalf of shareholders. The profile of our Board continues to evolve in response to the needs of a dynamic and growing organization. Our Board of Directors plays a meaningful role in helping Seacoast develop, test and implement our business, risk management, talent and reward strategies. The Board’s activities are focused on representing our shareholders in ways that position Seacoast to create significant value for customers, employees and our shareholders within a risk appropriate framework.

As of the date of this proxy statement, Seacoast’s Board of Directors consists of fourteen members divided into three classes, serving staggered three year terms as provided in our Articles of Incorporation.

The Annual Meeting is being held to, among other things, elect four Class III directors of Seacoast, each of whom has been nominated by the CGC of the Board of Directors. All of the nominees, except Alvaro J. Monserrat, are presently directors of Seacoast. All of the nominees also serve as members of the Board of Directors of Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dale M. Hudson and Alvaro J. Monserrat, who are currently directors of the Bank only. If elected, each Class III director nominee will serve a three year term expiring at the 2020 Annual Meeting and until their successors have been elected and qualified.

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On January 31, 2017, the Board of Directors, following the recommendation of the CGC, nominated Alvaro J. Monserrat to stand for election at the Annual Meeting, replacing T. Michael Crook who intends to retire from the Company’s Board as of the Annual Meeting. Mr. Crook will remain on the board of directors of the Bank. Mr. Monserrat has served as a director of the Bank since January 2017.

Currently, the Board of Directors is classified as follows:

Class	Term	Name of Directors
Class I	Term Expires at the 2018 Annual Meeting	Jacqueline L. Bradley H. Gilbert Culbreth, Jr. Christopher E. Fogal Timothy S. Huval Herbert A. Lurie
Class II	Term Expires at the 2019 Annual Meeting	Dennis J. Arczynski Maryann Goebel Roger O. Goldman Dennis S. Hudson, Jr. Thomas E. Rossin
Class III	Term Expires at the 2017 Annual Meeting	Stephen E. Bohner T. Michael Crook* Julie H. Daum Dennis S. Hudson, III

*Will be replaced by Alvaro J. Monserrat, if elected at the Annual Meeting.

Manner for Voting Proxies

All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the four nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the CGC. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.

The affirmative vote of the holders of shares of common stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding any resignation in a Form 8-K filed with the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

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The four nominees have been nominated by Seacoast’s Compensation and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all four nominees listed below.

Nominees for Election at the Annual Meeting

Stephen E. Bohner, age 64, is a member of the Enterprise Risk Management Committee, chairman of the Bank’s Directors Credit Risk Committee and has been a director of Seacoast since 2003.

Mr. Bohner has been president and owner of Premier Realty Group, a real estate company located in Sewall’s Point, Florida, specializing in the sale of luxury homes, since 1987.

In addition to his 39 years of experience in real estate, Mr. Bohner is actively involved in several professional and community organizations, having served as president of the Greater Martin County Association of Realtors and The Pine School. He was awarded the Realtor Association’s Distinguished Service Award in 2001, and has served on numerous professional standards’ panels in arbitration hearings and chaired the Realtors Association’s grievance committee. Mr. Bohner is a graduate of Vanderbilt University with dual degrees in Business and Economics.

In making the determination that Mr. Bohner should be a nominee for director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his business leadership and expertise in real estate, which provides the Board of Directors with valuable insight related to local real estate markets in which the Bank’s customers are located and helps the Board make critical judgments regarding the Bank’s lending activities since such judgments rely upon the proper valuation of real estate;

•	his business leadership and entrepreneurial and management skills developed over the past 39 years;

•	his stature in the local community garnered from his years of professional and community involvement; and

•	his experience with the Company.

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Julie H. Daum, age 62, is a member of the Compensation and Governance Committee and has been a director of Seacoast since 2013.

Ms. Daum has been a senior director of Spencer Stuart, a privately-held global executive search firm, since 1993. As co-head of the North American Board and CEO Practice at Spencer Stuart, she has helped place over 1,000 directors on corporate boards, including the boards of Coach, Delta Air Lines, American Express, CVS Caremark, General Motors and Amazon.

Prior to her work at Spencer Stuart, Ms. Daum was the executive director of the corporate board resource at Catalyst, where she managed all board of directors’ activities and worked with companies to identify qualified women for their boards. A widely renowned expert on corporate governance topics, Ms. Daum was recognized by the National Association of Corporate Directors (“NACD”) as one of the top 100 most influential leaders in corporate governance in 2013. Ms. Daum also advises corporate boards on succession planning for themselves and their CEOs, as well as best practices and governance issues. Each year, Ms. Daum develops the Spencer Stuart Board Index, a publication detailing trends at national boardrooms. She also co-founded and developed a program for board members entitled “Fresh Insights and Best Practices for Directors” at the Wharton School of the University of Pennsylvania, where she earned her MBA.

In making the determination that Ms. Daum should be a nominee for director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her expertise in recruiting, human resources and corporate governance, which provides valuable insights to help the Board make key decisions on director talent and governance matters;

•	her associations in the Florida market and her understanding of public, private and not-for-profit boards which is useful for the Board’s consideration of alternative practices;

•	her stature in the corporate governance community garnered from her years of professional involvement; and

•	her ability to serve as a mentor and catalyst to bring more women into senior leadership positions with the Company.

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Dennis S. Hudson, III, age 61, serves as Chairman of the Board and has been a director of Seacoast since 1984.

Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank since 1992. He was President of Seacoast from June 1998 to July 2005, after serving in various positions with the Company and the Bank since 1978.

Mr. Hudson also serves on the board of directors, the audit committee and the compensation committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware. Prior to that time, he served as a member of the board of directors of FPU. In November 2015, Mr. Hudson was appointed as an independent director to PENN Capital Funds, a mutual fund group managed by PENN Capital Management. From 2005 through 2010, he also served as a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta.

Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County and as chairman of the board of the Economic Council of Martin County, on which he still serves. He has been recognized for his achievements with several awards including the Florida Senate Medallion of Excellence Award presented by Florida Senator Ken Pruitt in 2001. Mr. Hudson is a graduate of Florida State University with a Bachelor’s degree in Finance, and a Master’s degree in Business Administration.

In making the determination that Mr. Hudson should be a nominee for director of Seacoast, the CGC considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;

•	his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

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Alvaro J. Monserrat, age 48, was elected as a director of the Bank in January 2017 and is a member of the Strategy and Innovation Committee.

Mr. Monserrat became CEO of RES Software, a leading digital workspace technology company in April 2015, after serving as Citrix Systems’ senior vice president of worldwide sales & service from July 2008 to 2015. Mr. Monserrat’s career spans more than 25 years in large companies and entrepreneurial ventures within enterprise software, mobility, cloud, networking and business strategy.

At Citrix, Monserrat was part of the executive leadership team that grew the company from hundreds of millions to more than $3 billion in revenue by 2014, and was instrumental in crafting the strategy that helped Citrix grow from a single-product company to a multi-product industry leader. Prior to joining Citrix, Mr. Monserrat was a principal in Innovex Group (acquired by Citrix) and received numerous awards including Microsoft’s Best E-Commerce Solution and Best Small Business Solution Awards. In addition, Mr. Monserrat has served on the board of advisors for Virsto and Whiptail (2010 to 2013), the national partner board of the Leukemia and Lymphoma Society (2008-2009) and on the board of the Children’s Harbor Society. Mr. Monserrat holds a Masters of Business Administration degree from the University of Texas at Austin and a Bachelor of Science degree in Computer Science from the University of Miami.

In making the determination that Mr. Monserrat should be a nominee for director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his entrepreneurial vision, innovation and resourcefulness in taking an initiative from concept to a successful money-making enterprise, which is applicable to our changing business model;

•	his abilities as a change leader in transforming and infusing existing business models with multi-directional and diversified routes to market, delivering rapid growth, which provides insights for our effective management of Seacoast’s growth and transformation;

•	his experience and acumen in building, restructuring and motivating teams to produce high-performing units; and

•	his global view of markets and competitors combined with his knowledge of technology and go-to-market execution which provides constructive oversight in these areas.

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Directors Whose Terms Extend Beyond the Annual Meeting

Dennis J. Arczynski, age 65, is the chairman of the Enterprise Risk Management Committee, is a member of the Audit Committee and the Strategy and Innovation Committee, and has been a director of the Company since 2013 and a director of the Bank since 2007.

Mr. Arczynski has been a risk management, corporate governance, regulatory affairs and banking consultant since 2007. He previously served for 33 years in various managerial and examiner positions in the U.S. Office of the Comptroller of the Currency’s (the “OCC”) headquarters in Washington, D.C. and in several other OCC districts until 2007.

As a National Bank Examiner with the OCC, Mr. Arczynski was responsible for the supervision and examination of the largest and most complex mid-size banks, community banks and trust companies; provided guidance to banks in all facets of commercial banking and fiduciary operations including international activities; performed risk assessment and conducted BSA/AML reviews and examinations of internationally active banks; and developed formal enforcement actions and corrective action plans for struggling and deficient institutions. Mr. Arczynski’s other positions of responsibility with the OCC were Assistant Director for Trust Operations, Special Assistant to the Senior Deputy Comptroller (FFIEC Liaison), Associate Director for Financial Management (Financial Systems and Review) and Field Office Manager (Miami Field Office). His duties included the formation of national policies and programs, development of OCC supervisory initiatives, establishment of interagency relations, drafting regulations and writing OCC examiner handbooks. Mr. Arczynski received his Bachelor’s degree from University of Maryland in Finance and his Master’s degree from Johns Hopkins University.

In making the determination that Mr. Arczynski should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his knowledge of the most effective management practices of the largest and most complex mid-size banks;

•	his expertise in all facets of commercial banking and fiduciary operations, including risk assessment and BSA/AML;

•	his risk management, corporate governance, and regulatory background specific to the financial services industry; and

•	his public service which provides the Board of Directors with an alternative perspective in the areas of government relations and regulatory matters that impact the Company.

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Jacqueline L. Bradley, age 59, is chairman of the Bank’s Trust Committee, is a member of the Strategy and Innovation Committee, has been a director of the Company since May 2015 and a director of the Bank since October 2014.

Ms. Bradley served as a director of BankFIRST from April 2005 until BANKshares was acquired by Seacoast on October 1, 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley has served on the Orange County Tourist Development Council since 2010.

Ms. Bradley served on the finance committee for the Central Florida Expressway Authority from 2012 to 2013 and on the board of directors of the Greater Orlando Aviation Authority from 2000 to 2009. She is also a member of the board of directors of the Boys & Girls Club of Central Florida (since 1998), serving as chairperson in 2002 and 2003, and a member of the boards of the Studio Museum in Harlem (since 2006) and The Lawrenceville School in Lawrenceville, New Jersey (since 2008). Ms. Bradley provides support to charities throughout the Central Florida community, and has served on the boards of the Florida Arts Council (2003-2008) and the Cornell Museum of Fine Arts. Ms. Bradley has had a 20 year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as senior vice president leading its Private Client Group (1999-2002). Her previous experience also includes eight years as vice president with Moody’s Investors Services and 3 years providing consulting services for McKinsey Management Consultants and Touché Ross. Ms. Bradley received her Bachelor of Arts degree in Economics and Political Science from Yale College, and her Master’s degree in Business Administration from Columbia University Graduate School of Business with a concentration in Finance and Marketing.

Ms. Bradley’s appointment to the Board of Directors is pursuant to the Merger Agreement under which BANKshares merged with and into Seacoast. Pursuant to the Merger Agreement, Seacoast was required to appoint one former BANKshares’ director to our Board of Directors.

In making the determination that Ms. Bradley should remain a director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her diversity of management experience in the financial services industry;

•	her knowledge of, and stature and philanthropic service to, the Central Florida market, which is valuable in understanding the customer segments in this market; and

•	her ability to provide guidance to the Board of Directors regarding accounting and financial matters.

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H. Gilbert Culbreth, Jr., age 71, is chairman of the Company’s Compensation and Governance Committee and has been a director of Seacoast since 2008.

Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for over 40 years. He also owns and manages Gilbert Ford, another car dealership in Okeechobee, Florida. Mr. Culbreth was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in April 2006, and has served on the Bank’s board of directors since the acquisition.

In addition, Mr. Culbreth is president of several other family businesses, including: Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), Gilbert Cattle Co., LLC (a cattle operation), Grace Marine (a watercraft sales company), Gilbert Aviation Inc. (an aircraft sales and service company), Gilbert Oil Company, LLC and Gilbert Trucking, Inc. Mr. Culbreth is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.

In making the determination that Mr. Culbreth should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of business experience for more than 40 years in the Okeechobee, Florida market, which is valuable in understanding the customer segments in this market;

•	his entrepreneurial and management skills;

•	his stature in and knowledge of the local community; and

•	his experience with the Company.

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Christopher E. Fogal, age 65, is chairman of the Company’s Audit Committee and has been a director of Seacoast since 1997.

Mr. Fogal is a certified public accountant and a partner with the public accounting firm of Carr, Riggs & Ingram, LLC (“Carr Riggs”), a top 25 firm that is the second largest super-regional in the southeastern U.S. He was previously a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A. (“Proctor Crook”), a BDO affiliate firm, located in Stuart, Florida, from 2009 to January 31, 2017 when the firm merged with Carr Riggs.

Mr. Fogal was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. He also served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996. Currently, Mr. Fogal is treasurer of the St. Lucie County Economic Development Council. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

In making the determination that Mr. Fogal should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his accounting expertise as a Certified Public Accountant (“CPA”) for over 40 years, including audits of public companies regulated by the SEC, which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;

•	his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30+ years;

•	his stature and knowledge of the local community; and

•	his experience with the Company.

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Maryann Goebel, age 66, is a member of the Company’s Audit Committee, Compensation and Governance Committee, and Enterprise Risk Management Committee, and has been a director of Seacoast since February 2014.

Ms. Goebel has been an independent IT management consultant since 2012. She was executive vice president and chief information officer of Fiserv, Inc. (NASDAQ: FISV) from 2009 to July 2012. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services for Fiserv clients who chose to outsource the processing of their Fiserv applications.

In her 40+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of chief information officer for: DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; General Motors Europe from 1999 to 2001; General Motors Truck Group from 1997 to 1999; Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997; and Frito-Lay from 2001 to 2002. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others. Ms. Goebel received the “100 Leading Women in the North American Auto Industry” award in 2005. She also received an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics and currently serves on their Arts and Sciences Advisory Board.

In making the determination that Ms. Goebel should remain a director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her knowledge of complex information technology environments and focus on innovation;

•	her expertise in strategizing and implementing best-practice processes, tools and structure that are essential to supporting a superior customer experience;

•	her extensive experience in aligning IT objectives with corporate priorities; and

•	her leadership and ability to help transform Seacoast into an organization that uses technology to deliver state-of-the-art customer services.

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Roger O. Goldman, age 72, has been the Board’s Lead Independent Director since November 2012 and a director of Seacoast since February 2012.

Mr. Goldman was appointed Chairman of American Express Bank FSB, a federally chartered savings bank located in Salt Lake City, Utah (“AEBFSB”) in September 2016. Prior to this, he was Lead Independent Director since January 2015 and chairman of AEBFSB’s Audit and Risk Committee since September 2005. Mr. Goldman has been a director of AEBFSB since 2005, and presently serves on its Compliance Committee, Audit & Risk Committee and Executive Committee.

In addition, Mr. Goldman is President and managing partner of Berkshire Opportunity Fund, which he founded in 2008 to provide financing and mentoring for small businesses in the Northeast. From 2009 to 2010, Mr. Goldman served as temporary volunteer CEO for 1Berkshire to create a powerful economic development engine for the Berkshires by integrating the work of four primary economic development agencies and raising larger and more sustainable funding. From 1997 to 2000, Mr. Goldman was president and chief executive officer of Global Sourcing Services, LLC, a start-up venture specializing in outsourced marketing services and account acquisition and customer retention programs, which he grew to a substantial size before it was sold.

Mr. Goldman’s extensive banking experience also includes management positions at Citicorp from 1969 to 1983; service as president and chief executive officer of Redwood Bank, a community bank in San Francisco, California, from 1983 to 1986; executive vice president and senior operating officer of Coreast Savings Bank from 1989 to 1991; and executive vice president in charge of the community banking group of NatWest Bancorp (with $31 billion in assets) from 1991 to 1996 where he was responsible for managing all consumer and small business activities. In addition, he previously served on the boards of several public and private corporations, including Minyanville (a new media company), Cyota (an Internet security company), and American Express Centurion Bank, where he also served as a member of the audit committee. He is Chairman Emeritus of the Lighthouse International, a charitable foundation for the visually impaired which is headquartered in New York, and is the former Chairman of the Juvenile Diabetes Research Foundation. Mr. Goldman received his Bachelor’s degree from New York University in Marketing and his Juris Doctorate from the Washington College of Law at American University. He is an emeritus member of the New Jersey bar and former member of the Washington D.C. bar.

In making the determination that Mr. Goldman should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of leadership experience in the financial services industry, particularly with respect to his retail banking and consumer and small business lending background;
•	his marketing and risk management expertise;
•	his legal background and knowledge of corporate governance matters;
•	his considerable insights and perspectives garnered from years of service on public, private and not-for-profit boards; and
•	the improved performance and effectiveness of the Board under his leadership as Lead Independent Director.

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Dennis S. Hudson, Jr., age 89, is a member of the Enterprise Risk Management Committee and has been a director of Seacoast since 1983.

Mr. Hudson retired in June 1998 after a 48-year career with the Company and Bank. He served as Chairman of the Board of Seacoast from 1990 to June 1998. Prior thereto, he served as Chief Executive Officer of Seacoast from 1983 until 1992, President of Seacoast from 1983 until 1990 and Chairman of the Bank from 1969 until 1992.

Mr. Hudson also served on the board of the Miami Branch of the Federal Reserve Bank of Atlanta from 1983 to 1985. Active in the community and with charitable organizations, he has served as chairman of the American Red Cross of Martin County, president of the Stuart Rotary, and as a director of Hospice of Martin County.

In making the determination that Mr. Hudson should remain a director of Seacoast, the CGC considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his prior service as Chief Executive Officer of the Company, which provides a unique understanding of our operations;
•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and
•	his stature in the local community, including the leadership positions with the community organizations discussed above.

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Timothy Huval, age 50, is a member of the Strategy & Innovation Committee and has been a director of Seacoast since July 2016.

Mr. Huval is the Chief Human Resources Officer of Humana Inc., a leading health and well-being company, where he is responsible for all aspects of human resources and business services. He also serves as a member of the management team that is bringing about a cultural transformation at Humana focused on integrating its core values enterprise-wide.

Prior to joining Humana in January 2013, Mr. Huval served in multiple senior-level roles at Bank of America (BOA). Handpicked to solve critical business challenges at BOA, his roles included consumer service and operations executive (2011-2012), home loan servicing executive (2010-2011), chief operations officer and Delaware market president (2007-2010), human resources executive (2006-2007) and chief information officer for Global Wealth & Investment Management. He also served as chair of BOA’s Consumer Banking, Business Banking and Enterprise Client Coverage Diversity & Inclusion Business Council. Mr. Huval has also been involved with various non-profit and community boards, including Family and Children’s Place in Louisville, Delaware United Way, Peninsula Alliance for Economic Development, and Youth Homes, Charlotte, NC. Mr. Huval earned a Master’s degree in public administration from Brigham Young University, a Bachelor’s degree in marketing from Weber State and an associate degree in business management from Salt Lake Community College. He was also awarded an honorary doctorate in Humane Letters from Salt Lake Community College.

In making the determination that Mr. Huval should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his diverse background in human resources, information technology, consumer banking, and operational management, which provides a unique and holistic perspective;
•	his experience in cultural transformation and integration of corporate values deep in the organization and business model, which is applicable to Seacoast’s rapidly changing business model;
•	his understanding of technology as a platform for creating efficiencies and optimizing resources; and
•	his significant experience in the financial services industry.

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Herbert Lurie, age 56, is a member of the Strategy & Innovation Committee and has been a director of Seacoast since April 2016.

Mr. Lurie was Senior Managing Director and Chairman of the Financial Institutions Group of Guggenheim Securities from June 2011 to April 2016, and is now a senior advisor at the firm. Previously, he led the Global Financial Institutions Group at Merrill Lynch, which he helped found, and was a member of Merrill Lynch’s Global Investment Banking Management Committee.

Mr. Lurie has advised on numerous financial institution transactions world-wide, including Bank One Corp.’s merger with First Chicago Corp., and NationsBank Corp.’s merger with BankAmerica Corp. to form Bank of America. He began his Wall Street career as an M&A and securities attorney at Simpson Thacher & Bartlett LLP. Mr. Lurie also has also served on a number of philanthropic and corporate boards, including as Vice Chairman of the Board of the United States Equestrian Team, a Trustee of Princeton’s Eden Autism Institute and The Seeing Eye. Mr. Lurie holds a JD from the University of California at Berkeley, an MA in Clinical Psychology from Columbia University, and a dual BS in Finance and Economics from the University at Albany.

In making the determination that Mr. Lurie should remain a director of Seacoast, the CGC considered these qualifications, as well as:

•	his expertise and unique insights in evaluating M&A and other strategic opportunities, which is useful in promoting Seacoast’s balanced growth strategy;
•	his “rainmaking” ability with respect to fostering strategically beneficial relationships;
•	his knowledge and perspective on the interests of various investor groups, which is insightful in considering the interests of all shareholders; and
•	his extensive experience and stature in the investment banking community.

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Thomas E. Rossin, age 83, is chairman of the Strategy and Innovation Committee, is a member of the Enterprise Risk Management Committee, and has been a director of Seacoast since 2004.

Mr. Rossin is a retired attorney in West Palm Beach, Florida, previously serving as management chairman with the firm of St. John, Rossin & Burr, PLLC from 1993 to 2016. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002.

Mr. Rossin founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Bank. Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is currently a member of the Florida Bar Association. In March 2014, Mr. Rossin received the Exemplary Elected Official Award from the Forum Club of the Palm Beaches.

In making the determination that Mr. Rossin should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his legal background and, in particular, his knowledge of legal issues related to financial institutions and underlying corporate governance matters;
•	his public service which, combined with his legal background, provides the Board of Directors with knowledge in the areas of government relations and regulatory matters that impact the Company;
•	his significant experience in the financial services industry; and
•	his experience with the Company.

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DIRECTOR COMPENSATION

Decisions regarding our non-employee director compensation program are approved by our full board of directors based on recommendations from the CGC. In making its recommendations, the CGC considers the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders with respect to total compensation and each element thereof. Our compensation program for non-employee directors is designed to:

•	appropriately compensate directors for the work required at a company of Seacoast’s size, growth, and dynamic and evolving business model;
•	align directors’ interests with the long-term interests of Seacoast’s shareholders; and
•	make meaningful adjustments every few years, rather than small annual adjustments.

At the direction of the CGC, in January 2017, Grant Thornton analyzed the competitive position of Seacoast’s average director pay against the Core Bank Peer Group used for executive compensation purposes (see “Benchmarking and Comparator Group” for information about the peer group), including how each element of director compensation compares to the group. Grant Thornton’s analysis showed that Seacoast’s average total compensation for non-employee directors was above the peer group median, but was more heavily weighted in equity compensation.

Non-Employee Director Compensation Structure

Annual Retainer paid to All Non-employee Directors of the Company or the Bank:

Cash (1)	$37,500

Stock Award (2)	$37,500

Annual Committee Chair Retainer for CGC and Bank Committees	$10,000

Annual Committee Chair Retainer for Audit & ERMC Committees	$15,000

Annual Committee Chair Retainer for S&I Committee	$25,000

(1)	A number of directors have elected to receive all or a portion of their cash retainer in stock or stock options as described below.

(2)	Granted under the 2013 Incentive Plan following election or reelection at each annual meeting of shareholders.

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All cash retainers are paid in quarterly installments. To further align directors’ interests with long-term shareholder interests, directors may elect to receive: 1) all or a portion of their annual cash retainer in Company common stock, and 2) up to a maximum of 30% of their annual cash retainer in the form of non-qualified options to purchase shares of Company common stock (a new element added in 2016). Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee and shareholders meetings and other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.

Lead Independent Director Compensation & Agreement

The Board appointed Roger Goldman as Lead Independent Director in November 2012. Mr. Goldman’s compensation reflects the additional time commitment for this role compared to other non-employee directors, the enhanced credibility with the investment community his affiliation with Seacoast provides the Company, and the improved performance and effectiveness of the Board under his leadership. His significant role is more fully described under the section entitled “Board Leadership Structure”.

On March 1, 2014, the Company entered into a three-year agreement with Lead Independent Director Goldman which automatically renews for successive three-year terms on the first day of each month following the effective date. Under the agreement, Lead Independent Director Goldman receives an additional annual retainer of $275,000 for his service as Lead Independent Director, paid in a combination of cash, restricted stock and other stock-based awards as mutually agreed by the Company and the Lead Independent Director. Upon signing of the agreement, he also received a stock option to purchase 200,000 shares of Seacoast common stock at an exercise price equal to the fair market value of the stock on the grant date ($10.78). The stock option vested on a pro rata monthly basis beginning on March 1, 2014 and became fully vested and exercisable on February 28, 2017. In addition, under the agreement, Lead Independent Director Goldman receives a $20,000 annual housing allowance, is provided with office space in a Company-owned facility, and is reimbursed for company-related travel expenses, reasonable customer or staff entertainment expenses and extraordinary use of his office staff.

Director Stock Ownership Policy

To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in Seacoast. Consequently, our Corporate Governance Guidelines require that directors own Seacoast stock equal in value to a minimum of three times their base annual retainer within four years of joining the Board. Each director must retain 75% of their shares until reaching the minimum share ownership requirement, and after the ownership target is met, must retain at least 50% of the shares for one year. All of our directors own more than the minimum stock requirement, except for our three newest directors who have been on the Board for two years or less, and are on track to be compliant with our policy within the prescribed time frame.

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The table below sets forth the total compensation paid to Board members who are not employees of the Company of the Bank for fiscal year 2016.

2016 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Dennis J. Arczynski	52,500	(3)(4)	37,514	—	—		90,014
Stephen E. Bohner	47,500	(3)(5)	37,514	—	—		85,014
Jacqueline L. Bradley	45,000	(3)(6)	37,514	—	—		82,514
T. Michael Crook	37,500	(3)(7)	37,514	—	—		75,014
H. Gilbert Culbreth, Jr.	47,500	(8)	37,514	—	—		85,014
Julie H. Daum	37,500	(3)(7)	37,514	—	—		75,014
Christopher E. Fogal	55,000	(3)(9)	37,514	—	—		92,514
Maryann Goebel	37,500	(3)	37,514	—	—		75,014
Roger O. Goldman	312,500	(3)(7)(10)	37,514	—	20,000	(11)	370,014
Dennis S. Hudson, Jr.	37,500		37,514	—	—		75,014
Timothy S. Huval (11)	18,750	(7)	18,765	—	—		37,515
Herbert Lurie (11)	28,125	(3)(7)	28,139	—	13,155	(13)	69,419
Thomas E. Rossin	58,750	(14)	37,514	—	—		96,264

(1)	Certain directors elected to take a portion of their cash compensation in the form of non-qualified options to purchase shares of Company common stock. A breakdown of the option awards made to each director in 2016 is provided below in the table entitled “Stock Awards Granted to Directors in 2016”.

(2)	A breakdown of the stock awards made to each director in 2016 is provided below in the table entitled “Stock Awards Granted to Directors in 2016”. No stock awards held by directors were outstanding as of December 31, 2016.

(3)	Certain directors elected to take a portion of their 2016 cash compensation in the form of stock option awards. As of December 31, 2016, all of the stock option awards described below in the table entitled “Stock Awards Granted to Directors in 2016” were outstanding, as well as 190,000 shares of the stock option held by Mr. Goldman described under “Lead Independent Director Agreement” above.

(4)	Includes $15,000 for his service as Chair of the ERMC.

(5)	Includes $10,000 for his service as Chair of the Bank’s Credit Review Committee.

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(6)	Includes $10,000 for her service as Chair of the Bank’s Wealth Committee.

(7)	The table below shows the cash amounts that the directors deferred into the Directors’ Deferred Compensation Plan (“DDCP”) described below in 2016 and the total number of shares held in the DDCP Seacoast Stock Account and Equity Deferral Account for each director as of the Record Date:

Director	Cash Deferred into DDCP Stock Account in 2016 ($)	Shares held in DDCP Stock Account as of Record Date (#)	Shares held in DDCP Equity Deferral Account (#)	Total Shares held in DDCP (#)

Dennis J. Arczynski	—	16,178	8,298	24,476
Stephen E. Bohner	—	9,970	8,298	18,268
Jacqueline L. Bradley	—	—	5,533	5,533
T. Michael Crook	21,250	17,800	8,298	26,098
H. Gilbert Culbreth, Jr.	—	414	8,298	8,712
Julie H. Daum	26,251	4,561	8,298	12,859
Christopher E. Fogal	—	627	8,298	8,925
Maryann Goebel	—	—	8,002	8,002
Roger O. Goldman	26,250	31,464	8,298	39,762
Dennis S. Hudson, Jr.	—	—	8,298	8,298
Timothy S. Huval	—	—	1,175	1,175
Herbert Lurie	19,688	1,496	1,762	3,258
Thomas E. Rossin	—	—	8,298	8,298

(8)	Includes $10,000 for his service as Chair of the CGC.

(9)	Includes $15,000 for his service as Chair of the Audit Committee.

(10)	Includes $275,000 for his service as Lead Independent Director.

(11)	Housing allowance.

(12)	Mr. Huval was elected to Seacoast’s Board in July 2016 and Mr. Lurie was elected to Seacoast’s Board in March 2016. Their compensation was prorated accordingly for 2016.

(13)	Reimbursement by the Company of medical insurance premiums.

(14)	Includes $21,250 for his service as Chair of the Strategy and Innovation Committee.

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STOCK AWARDS & OPTIONS GRANTED TO DIRECTORS IN 2016

The following table sets forth certain information concerning stock awards and options granted to directors during 2016. As of December 31, 2016, all stock awards granted to directors were fully vested, and all of the option awards listed below were outstanding, as well as 190,000 shares underlying the stock option held by Mr. Goldman described under “Lead Independent Director Agreement” above.

Name	Grant Date	Stock Awards(1) (#)	Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)

Dennis J. Arczynski	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Stephen E. Bohner	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Jacqueline L. Bradley	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	2,279	14.39	7,498
T. Michael Crook	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
H. Gilbert Culbreth, Jr.	7/26/2016	2,349	—	—	37,514
Julie H. Daum	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Christopher E. Fogal	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Maryann Goebel	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Roger O. Goldman	7/26/2016	2,349	—	—	37,514
	2/3/2016	—	3,419	14.39	11,249
Dennis S. Hudson, Jr.	7/26/2016	2,349	—	—	37,514
Timothy S. Huval	7/26/2016	1,175	—	—	18,765
Herbert Lurie	7/26/2016	2,349	—	—	28,139
	4/19/2016	—	2,244	16,47	8,437
Thomas E. Rossin	7/26/2016	2,349	—	—	37,514

(1)	All of the shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below.

(2)	Purchased with cash compensation and valued using Black Scholes model at $3.29 per share for all option awards, except Mr. Lurie’s which was valued at $3.76 per share.

(3)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.

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Directors’ Deferred Compensation Plan

The Company has a Directors’ Deferred Compensation Plan (“DDCP”) to allow each non-employee director of the Company and the Bank to defer receipt of his director compensation, both cash and equity, until his separation from service with the Company. Each participant account is separated into sub-accounts for cash deferrals (“Cash Deferral Account”) and equity deferrals (“Equity Deferral Account”). Each participant directs how his Cash Deferral Account in the DDCP is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the DDCP are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service, the participant will receive the balance of his Stock Account and/or Equity Deferral Account in shares of Company common stock and the balance of his other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election: i) a lump sum; ii) monthly installments over a period not to exceed five years; or iii) a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years.

Upon death of a participant, any balance in his account shall be paid in a lump sum to his designated beneficiary or to his estate.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

 The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed Crowe Horwath LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2016, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2017. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of Crowe Horwath LLP for ratification by the Company’s shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of Crowe Horwath LLP, the Audit Committee will reconsider the appointment.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of Crowe Horwath LLP for the fiscal year ending December 31, 2017.

Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe Horwath LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. Crowe Horwath LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

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Independent Registered Public Accounting Firm’s Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2016 and 2015, including expenses:

	2016	2015

Audit Fees (1)	$548,591	$495,000
Audit-Related Fees (2)	$53,500	$108,750
Tax Fees	$12,000	$—
All Other Fees(3)	$10,087	$35,200

(1)	Includes the aggregate fees for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.

(2)	Includes the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to audits of the Company’s compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon. Also includes the aggregate fees billed in 2015 for professional services performed in connection with the Company’s filing of certain registration statements and the related issuance of consents.

(3)	Includes the aggregate fees for professional services and expenses rendered in connection with the audit of the Company’s retirement savings plan.

Pre-Approval Policy

Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2-.01(c)(7)(i).

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PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF

NAMED EXECUTIVE OFFICERS

 In accordance with the Exchange Act, we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This Proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the holders of common stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2017 Annual Meeting.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors, nor will it affect any compensation paid or awarded to any executive. The CGC and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value. Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.

This Proposal 3 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

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OTHER INFORMATION

Certain Transactions and Business Relationships

RELATED PARTY TRANSACTIONS

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a Related Party Transaction Policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.seacoastbanking.com. The Company defines a related party as:

•	any employee, officer, director or director nominee of the Company and/or its subsidiaries;
•	a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);
•	a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;
•	an immediate family member of any of the foregoing; and
•	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.

The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

•	transactions available on similar terms to all employees or customers generally;
•	transactions involving less than $25,000 when aggregated with all similar transactions; and
•	loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System.

The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel. None of the current Audit Committee members is or has been an officer or employee of Seacoast or its subsidiaries and each is independent.

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The Company enters into commercial dealings with certain related persons that it considers arms-length and comparable to dealings between unrelated parties. Each such dealing is described below:

•	Director T. Michael Crook’s brother-in-law has a minority, non-controlling interest in Mayfair Plaza, which leases to the Bank 21,245 square feet of space adjacent to the Seacoast National Center in Stuart, Florida, pursuant to a lease agreement which expires in May 2017. The Bank paid rent of approximately $295,215 on this property in 2016, of which Mr. Crook’s brother-in-law’s individual interest was approximately $50,187.
•	Director Timothy S. Huval is employed as Chief Human Resources Officer of Humana, Inc., a leading health and well-being company that provides group vision insurance to Seacoast. In 2016, Seacoast paid Humana approximately $69,243 in premiums. We believe Mr. Huval has no material direct or indirect interest in such arrangement.
•	Director Herbert A. Lurie is a senior advisor of Guggenheim Securities that provides financial advisory services to Seacoast. In his capacity as senior advisor to the firm, Mr. Lurie may receive customary fees that are based in part on fees paid to Guggenheim Securities, depending on Mr. Lurie’s role in securing, working and dispatching the matter. In 2016, Seacoast paid Guggenheim Securities $83,333 for advisory services.

The Audit Committee has approved each of these transactions.

Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.

As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.

The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2016, was approximately $2,115,286, which represented approximately 0.49% of Seacoast’s consolidated shareholders’ equity on that date. These loans were made in the ordinary course of business and they did not involve more than the normal risk of collectability or present other unfavorable features.

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CERTAIN FAMILY RELATIONSHIPS

Certain members of the Company’s Board of Directors and management are related. Director Dennis S. Hudson, Jr.’s brother, Dale M. Hudson, serves on the Bank’s board of directors. Dennis S. Hudson, III, the Company’s Chairman and Chief Executive Officer, is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. As an executive officer, Dennis S. Hudson, III’s compensation is approved by the CGC, which is comprised solely of independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10% of the Company’s common stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2016, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its common stock were complied with in a timely manner, except for:

•	The Form 4 for Dennis J. Arczynski filed with the SEC on January 20, 2016 which reported the acquisition of 8,255 shares of common stock on January 14, 2016. The Company believes that the Form 4 filed on February 17, 2017 reflects Mr. Arczynski’s current holdings.
•	The Form 4 for Stephen E. Bohner filed with the SEC on April 11, 2016 which reported the sale of four shares of common stock on March 18, 2016. The Company believes that the Form 4 filed on February 17, 2017 reflects Mr. Bohner’s current holdings.
•	The Form 4 for Julie H. Daum filed with the SEC on May 23, 2016 which reported the purchase of 5,000 shares of common stock on May 4, 2016. The Company believes that the Form 4 filed on February 17, 2017 reflects Ms. Daum’s current holdings.
•	The Form 4 for Maryann Goebel filed with the SEC on June 2, 2016 which reported the purchase of 5,850 shares of common stock on May 25, 2016. The Company believes that the Form 4 filed on February 8, 2017 reflects Ms. Goebel’s current holdings.

Other Matters

PRINCIPAL OFFICES

The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

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AVAILABILITY OF FORM 10-K

Upon the written request of any person whose proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

SOLICITATION OF PROXIES; EXPENSES

The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, and/or voting trustees or their nominees who can be identified as record holders of the Company’s common stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

NOTICE OF BUSINESS TO COME BEFORE THE MEETING

Management of Seacoast does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2018

SHAREHOLDER PROPOSALS FOR INCLUSION IN 2018 PROXY STATEMENT

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2018 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 7, 2017, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement.

108

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2018 ANNUAL MEETING

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2018 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary pursuant to the Company’s advance notice provisions. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 24, 2018 and no later than March 26, 2018. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.

ADDITIONAL VOTING INFORMATION

Voting at Annual Meeting

Shares represented by valid proxies and voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not provide voting instructions, your shares represented by the proxy will be voted as recommended by our Board of Directors as indicated below:

Proposal		Board Recommendation
1	Election of Directors	FOR ALL
2	Ratification of Auditor	FOR
3	Advisory Vote on Executive Compensation	FOR

If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

109

Record Date

You may vote all common shares that you owned as of the close of business on March 23, 2017, which is the record date for the meeting.

Forms of Ownership of Shares

If you receive more than one proxy card or notice, it means you have multiple holdings.

You may own common shares in one or more ways, including:

•	Directly in your name as the shareholder of record (which may be held individually, jointly, or another title), including shares purchased through Seacoast’s Dividend Reinvestment and Stock Purchase Plan or restricted stock awards issued to employees under our long-term incentive plans;

•	Indirectly through a bank, broker or other nominee in “street name”;

•	Indirectly through Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan.

If your shares of common stock are registered directly in your name, we are sending the proxy materials directly to you. If you hold our shares in street name, your bank, broker or other nominee is sending proxy materials to you and you must direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or by following the instructions in the notice you received.

If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the Trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.

If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 18, 2017 (the “cut-off date”) to allow sufficient time for the trustees to vote. When your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of common stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy.

Please follow the instructions on each notice or proxy card to ensure that all of your shares are voted.

110

Street Name Holders

If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as “street name”), then you received the notice of the Annual Meeting or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct. Generally, brokers and other record holders may vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters unless they have received voting instructions from street name holder. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.

If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of common stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.

Effect of not Casting Your Vote

If you hold your shares in street name, you have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It is then the record holder’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various securities exchanges, brokers and other record holders may generally vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. Proposals 1 and 3 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be voted on at the meeting.

Revocation of Proxies

If your shares of common stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	timely submitting another proxy via the telephone or internet;

•	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary;

111

•	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or

•	attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Quorum and Required Vote

To hold a vote on any proposal, a quorum must be present in person or by proxy at the Annual Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock as of the close of business on the record date.

In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

On the Record Date, there were 40,729,656 shares of common stock issued, outstanding and entitled to be voted, which were held by approximately 2,318 holders of record. Therefore, at least 20,364,829 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is adjourned more than 120 days after the date fixed for the original Annual Meeting, the Board of Directors must fix a new record date to determine the shareholders entitled to vote at the adjourned Annual Meeting.

To elect directors and adopt the other proposals at the 2017 Annual Meeting, the following votes are required:

Proposal		Vote Required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?
1	Election of Directors	Plurality vote (1)	No	No
2	Ratification of Auditor	Affirmative vote of a majority of votes cast	No	Yes
3	Advisory (Non-binding) Vote on Executive Compensation	Affirmative vote of a majority of votes cast	No	No

112

(1)	Under our Bylaws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.seacoastbanking.com.

Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

Multiple Shareholders Sharing the Same Address

The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the notice and, as applicable, any additional proxy materials that are delivered.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or notice or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the notice that was sent to you.

* * * *

You can find the directions to our Annual Meeting on the inside back cover of this proxy statement. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

DENNIS S. HUDSON III
Chairman & Chief Executive Officer

April 6, 2017

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APPENDIX A
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This letter contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Certain prior period amounts have been revised to conform to the current period presentation.

(Dollars in thousands except per share data)	2016	2015	2014	2013

Net Income	$29,202	$22,141	$5,696	$47,916

Security gains	(368)	(161)	(469)	(419)

BOLI income (benefits upon death)	(464)	0	0	0

Bargain purchase gain	0	(416)	0	0

Severance	1,222	898	1,199	67

Merger related charges	8,673	3,775	4,544	0

Branch closure charges and costs related to expense initiatives	2,490	0	4,261	0

Early redemption cost for FHLB advances	1,777	0	0	0

Other	0	281	26	(1,315)

Brand Refresh	0	0	697	0

Stock compensation expense and other incentive costs related to improved outlook	0	0	1,213	0

Reversal of deferred tax asset valuation allowance	0	0	0	(42,993)

Tax effect of adjustments	(5,077)	(1,651)	(4,734)	673

Adjusted net income	$37,455	$24,867	$12,433	$3,929

Average shares outstanding (000)	37,508	33,744	27,717	19,650

Adjusted Earnings per Diluted Share	$1.00	$0.74	$0.45	$0.20

A-1

A-2

	Fourth Quarter	Fourth Quarter	Fourth Quarter
(Dollars in thousands except per share data)	2016	2015	2014

Net Income	$10,771	$6,036	$(1,517)

Security gains	(7)	(1)	(108)

Bargain purchase gain	0	(416)	0

Total Adjustments to Revenue	(7)	(417)	(108)

Severance	165	187	478

Merger related charges	559	1,043	2,723

Branch closure charges and costs related to expense initiatives	0	0	4,261

Brand Refresh	0	0	697

Miscellaneous losses	0	48	119

Stock compensation expense and other incentive costs related to improved outlook	0	0	1,213

Total Adjustments to Noninterest Expense	724	1,278	9,491

Effective tax rate on adjustments	(152)	(328)	(3,753)

Adjusted Net Income	$11,336	$6,569	$4,113

Earnings per diluted share, as reported	$0.28	$0.18	$(0.05)

Adjusted Earnings per Diluted Share	$0.30	$0.19	$0.12

Average shares outstanding (000)	38,252	34,395	33,124

Revenue	$47,354	$37,299	$31,982

Total Adjustments to Revenue	(7)	(417)	(108)

Adjusted Revenue	$47,347	$36,882	$31,874

Noninterest Expense	$30,297	$27,169	$34,011

Total Adjustments to Noninterest Expense	724	1,278	9,491

Adjusted Noninterest Expense	$29,573	$25,891	$24,520

A-3

	Fourth Quarter	Fourth Quarter	Fourth Quarter
(Dollars in thousands except per share data)	2016	2015	2014

Adjusted Noninterest Expense	$29,573	$25,891	$24,520

Foreclosed property expense & amortization of intangible	(641)	(324)	(528)

Net Adjusted Noninterest Expense	$28,932	$25,567	$23,992

Adjusted Revenue	$47,347	$36,882	$31,874

Impact of FTE adjustment	204	117	150

Adjusted Revenue on a fully taxable equivalent basis	$47,551	$36,999	$32,024

Adjusted Efficiency Ratio	60.8%	69.1%	74.9%

Average assets	$4,572,188	$3,463,277	$3,037,061

Return on Average Assets (ROA)	0.94%	0.69%	-0.20%

Impact of adjustments for Adjusted Net Income	0.05%	0.06%	0.74%

Adjusted ROA	0.99%	0.75%	0.54%

Average Shareholders' Equity	$437,077	$353,392	$319,233

Less average goodwill and intangible assets	(79,620)	(34,457)	(33,803)

Average Tangible Equity	$357,457	$318,935	$285,430

Return on Average Shareholders' Equity	9.8%	6.8%	-1.9%

Impact of removing average intangible assets and related amortization	2.7%	1.1%	0.2%

Return on Average Tangible Common Equity (ROTCE)	12.5%	7.8%	-1.7%

Impact of adjustments for Adjusted Net Income	0.6%	0.7%	7.8%

Adjusted Return on Average Tangible Common Equity	13.1%	8.5%	6.1%

A-4

LOCATION OF THE 2017 ANNUAL MEETING

Our 2017 Annual Meeting will be held at the Founder’s Room, Orlando Science Center.

Please use the address below for directions to the Orlando Science Center:

777 E Princeton St, Orlando, FL 32803

Taking Florida’s Turnpike

•	Exit 259 to merge onto I-4 East

•	Turn right onto Princeton St. from the exit ramp.

•	Orlando Science Center will be on the left hand side with the OSC Parking Garage on the right hand side.

•	Turn right at the traffic light into the parking garage.

•	Park closest to the 2nd ramp of the garage and use the pedestrian walk way to enter into Orlando Science Center

Directions To The Orlando Science Center From I-4

•	Exit I-4 at Princeton St. (Exit 85)

•	If traveling eastbound on I-4 turn right onto Princeton St. from the exit ramp.

•	If traveling westbound on I-4 turn left onto Princeton St. from the exit ramp. You will then be going east on Princeton St.

•	Orlando Science Center will be on the left hand side with the OSC Parking Garage on the right hand side.

•	Turn right at the traffic light into the parking garage.

•	Park closest to the 2nd ramp of the garage and use the pedestrian walk way to enter into Orlando Science Center

Arriving by Car Service or Taxi:

If arriving by a car service, please direct drop off on level 2 of the parking garage and cross into the building by the pedestrian walkway.

Seacoast
BANKING CORPORATION
OF FLORIDA

800 706 9991 | SeacoastBank.com

Member FDIC

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2017.

Meeting Information

Meeting Type: Annual Meeting of Shareholders
Record Date: March 23, 2017
Meeting Date: May 25, 2017 **Time:** 3:30 PM EDT
Location: Orlando Science Center's
Founder's Room
777 E Princeton Street
Orlando, FL 32803

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: SHARON MEHL

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E26129-P89104

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. 2016 Annual Report on Form 10K 3. Chairman's Letter

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Please check the proxy materials for any special requirements for voting in person at the meeting. We recommend you vote in advance even if you plan to attend the meeting. You can vote in person at the meeting even if you previously voted and such in-person vote will replace your prior vote.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E26130-P89104

Voting Items

The Board of Directors recommends a vote FOR ALL director nominees and FOR Proposals 2 and 3.

1. Elect Directors

   01) Stephen E Bohner
   02) Alvaro J. Monserrat
   03) Julie H. Daum
   04) Dennis S. Hudson, III

2. Ratification of Appointment of Independent Auditor

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

E26131-P89104

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: SHARON MEHL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26127-P89104 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

SEACOAST BANKING CORPORATION OF FLORIDA

The Board of Directors recommends a vote FOR ALL director nominees and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Elect Directors	☐	☐	☐

01) Stephen E. Bohner
02) Alvaro J. Monserrat
03) Julie H. Daum
04) Dennis S. Hudson, III

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Ratification of Appointment of Independent Auditor	☐	☐	☐
3. Advisory (Non-binding) Vote on Compensation of Named Executive Officers	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, our 2016 Annual Report on Form 10-K and the Chairman's Letter are available at www.proxyvote.com.

E26128-P89104

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
SEACOAST BANKING CORPORATION OF FLORIDA
FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
THURSDAY, MAY 25, 2017 at 3:30 P.M.

FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) John R. Turgeon and Tracey Dexter, or either of them, each with full power of substitution, as Proxies, and hereby authorize(s) them to represent and to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida ("Seacoast") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Orlando Science Center's Founder's Room, 777 E. Princeton Street, Orlando, Florida, on Thursday, May 25, 2017, at 3:30 P.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 6, 2017.

FOR PARTICIPANTS IN SEACOAST'S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of the Common Stock of Seacoast Banking Corporation of Florida ("Seacoast") held in Seacoast's Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the "Employee Plans"). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 p.m. on May 18, 2017 (the "cut-off date") to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes One America as Trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as Trustee of Seacoast's Employee Stock Purchase Plan to vote all shares of the Common Stock in Seacoast allocated to the undersigned's account under such plan(s) at Seacoast's Annual Meeting of Shareholders to be held at Orlando Science Center's Founder's Room, 777 E. Princeton Street, Orlando, Florida, on Thursday, May 25, 2017, at 3:30 P.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 6, 2017. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the Trustee may vote or not vote, in its sole discretion, the shares of stock equivalents in your account.

When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)

V.1.1